Exhibit 3.1

AMENDED AND RESTATED SUPPLEMENT TO

SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

SIMON PROPERTY GROUP, L.P.

THIS AMENDED AND RESTATED SUPPLEMENT TO SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (“Restated Supplement”), entered into as of the 14th day of October, 2004, by SIMON PROPERTY GROUP, INC., a Delaware corporation (“General Partner”), the sole general partner of SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the “Partnership”).

W I T N E S S E T H

WHEREAS, the business and affairs of the Partnership are governed by the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P., dated August 27, 1999 (the “Agreement”); and

WHEREAS, the Agreement was supplemented by way of an Amended and Restated Supplement to Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P., dated June 30, 2003 and was further amended by way of an Amended and Restated Supplement to Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P., dated December 16, 2003 (the “Prior Supplement”); and

WHEREAS, the General Partner desires to amend and restate, in its entirety, the Prior Supplement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Agreement is supplemented in the following respects:

1.             Terms.    All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2.             Exhibit “A”.         Exhibit “A” attached to the Prior Supplement is hereby deleted in its entirety and in its place and stead is substituted Exhibit “A”—Listing of Limited Partners” attached hereto.

3.             Exhibits “B-1” and “B-2”.                Exhibits “B-1” and “B-2” attached to the Prior Supplement are hereby deleted in their entirety and in their place and stead are substituted Exhibits “B-1”—GP Preferred Unit Designation and “B-2”—LP Preferred Unit Designation attached hereto.

4.             Successors.           This Restated Supplement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

5.             Effect and Interpretation.  THIS RESTATED SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the General Partner has executed this Restated Supplement or caused this Restated Supplement to be executed effective as of the date and year first above written.

GENERAL PARTNER

Simon Property Group, Inc.,
a Delaware corporation

By:	/s/ Stephen E. Sterrett
Name:	Stephen E. Sterrett
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT A – LISTING OF LIMITED PARTNERS

EXHIBIT B-1 – GP PREFERRED UNIT DESIGNATION

CERTIFICATE OF DESIGNATION

OF

6.50% SERIES B CONVERTIBLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, Simon Property Group, Inc. (the “Corporation”) has issued 5,000,000 shares of 6.50% Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”); and

WHEREAS, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), the Corporation has made a contribution of certain assets and liabilities to the Operating Partnership or its subsidiaries in exchange for preferred units having substantially the same economic rights and terms of the Series B Convertible Preferred Stock;

NOW THEREFORE, the Corporation, the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.  Designation and Number.  The units of such series shall be designated “6.50% Series B Convertible Preferred Units” (the “Series B Convertible Preferred Units”) . The authorized number of shares of Series B Convertible Preferred Units shall be 5,000,000. Each share of Series B Convertible Preferred Stock, as it relates to a single Series B Convertible Preferred Unit, shall be deemed the “Related Issue” hereunder.

SECTION 2.  Distributions.  The holders of Series B Convertible Preferred Units, in preference to the holders of Partnership Units of the Operating Partnership (the “Common Units”), any other series of Preferred Units ranking junior to the Series B Convertible Preferred Units either as to distributions or upon liquidation, dissolution or winding up (“Junior Preferred Units”) or any other class or series of units of the Operating Partnership ranking junior to the Series B Convertible Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Other Junior Units”), shall be entitled to receive an amount equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid. For this purpose, the aggregate dividends payable on the Related Issue shall be determined by assuming that adequate cash and earnings are available to the Corporation for the payment of any dividends required to be paid with respect to the Related

Issue. The Series B Convertible Preferred Units shall, with respect to allocations and distributions pursuant to Article VI of the Partnership Agreement, rank (A) junior to any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank prior to the Series B Convertible Preferred Units as to distributions and redemption rights, (B) pari passu with any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank pari passu with the Series B Convertible Preferred Units as to distributions and redemption rights and (C) prior to the Common Units, Junior Preferred Units and any Other Junior Units.

SECTION 3.  Conversion. (a) General.  On the terms and subject to the conditions of the Series B Convertible Preferred Stock Certificate of Designation (filed with the Corporation’s charter documents in the State of Delaware) , the Series B Convertible Preferred Stock may be converted into shares of Common Stock, par value $.0001 per share, of the Corporation (‘Common Stock”) . The Series B Convertible Preferred Units shall be converted into Common Units at the time, at the conversion price and in such number as the Related Issue is converted into Common Stock. Common Units issuable upon the conversion of Series B Convertible Preferred Units shall be deemed “Conversion Units” hereunder.

(b)           Warrants Issued for Fractional Conversion Units.  No fractional Conversion Units or scrip representing fractions of Conversion Units shall be issued upon conversion of Series B Convertible Preferred Units. If a fractional Conversion Unit is otherwise deliverable to a converting holder upon a conversion of Series B Convertible Preferred Units, the Operating Partnership shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest 1/1000th of a unit, to be computed using the current market price of a share of Common Stock on the date of conversion, determined in accordance with subparagraph 4(11) of the Series B Convertible Preferred Stock Certificate of Designation.

(c)           Payment of Taxes.  The Operating Partnership shall pay all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of securities on conversion of the Series B Convertible Preferred Units; provided, however, that (i) the Operating Partnership shall not be required to pay any tax to the extent payable in respect of any transfer involved in the issue or delivery of securities in a name other than that of the holder of Series B Convertible Preferred Units to be converted and (ii) no such issue or delivery shall be made unless and until such holder has paid to the Operating Partnership the amount of any tax described in clause (i) payable in respect of the units of such holder or has established, to the satisfaction of the Operating Partnership, that such tax has been paid or provided for.

SECTION 4.  Status of Converted or Redeemed Series B Convertible Preferred Units. Upon any conversion or any redemption, repurchase or other acquisition by the Operating Partnership of Series B Convertible Preferred Units, the Series B Convertible Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

SECTION 5.  Redemption. Upon the redemption of any shares of the Related Issue,

the Operating Partnership shall redeem an equal number of Series B Convertible Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.

CERTIFICATE OF DESIGNATION

OF

8.00% SERIES E CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, Simon Property Group, Inc. (the “Corporation”) has issued 1,000,000 shares of 8.00% Series E Cumulative Redeemable Preferred Stock (the “Series E Cumulative Redeemable Preferred Stock”); and

WHEREAS, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), the Corporation has made a contribution of assets to the Operating Partnership in exchange for preferred units having substantially the same economic rights and terms of the Series E Cumulative Redeemable Preferred Stock.

NOW THEREFORE, the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has designated a series of preferred units and has fixed the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.  Designation and Number.  The units of such series shall be designated “8.00% Series E Cumulative Redeemable Preferred Units” (the “Series E Cumulative Redeemable Preferred Units”).  The authorized number of Series E Cumulative Redeemable Preferred Units shall be 1,000,000.  Each share of Series E Cumulative Redeemable Preferred Stock, as it relates to a single Series E Cumulative Redeemable Preferred Unit, shall be deemed the “Related Issue” hereunder.

SECTION 2.  Distributions.  The holders of Series E Cumulative Redeemable Preferred Units, in preference to the holders of Partnership Units of the Operating Partnership (the “Common Units”), any other series of Preferred Units ranking junior to the Series E Cumulative Redeemable Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Junior Preferred Units”) or any other class or series of units of the Operating Partnership ranking junior to the Series E Cumulative Redeemable Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Other Junior Units”), shall be entitled to receive an amount equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid.  For this purpose, the aggregate dividends payable on the Related Issue shall be determined by assuming that adequate cash and earnings are available to the Corporation for the payment of any dividends required to be paid with respect to the Related Issue.  The Series E Cumulative Redeemable Preferred Units shall, with respect to allocations and distributions pursuant to Article VI of the Partnership Agreement, rank (A) junior to any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank prior to the Series E Cumulative Redeemable Preferred Units as to distributions and redemption rights, (B) pari passu with any series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank pari passu with the Series E Cumulative Redeemable Preferred Units as to distributions and redemption rights and (C) prior to the Common Units, Junior Preferred Units and any Other Junior Units.

SECTION 3.  Status of Redeemed Series E Cumulative Redeemable Preferred Units.  Upon any redemption, repurchase or other acquisition by the Operating Partnership of Series E Cumulative Redeemable Preferred Units, the Series E Cumulative Redeemable Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

SECTION 4.  Redemption.  Upon the redemption of any shares of the Related Issue, the Operating Partnership shall redeem an equal number of Series E Cumulative Redeemable Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.

CERTIFICATE OF DESIGNATION

OF

8-3/4% SERIES F CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, pursuant to an Agreement of Merger dated May 9, 2001 (the “Agreement of Merger”) between SPG Properties, Inc., a Maryland corporation (“Properties”) and Simon Property Group, Inc., a Delaware corporation (the “Corporation”), Properties was merged with and into the Corporation, with the Corporation being the surviving corporation, effective as of July 1, 2001 (the “Effective Time”); and

WHEREAS, at the Effective Time, each of the issued and outstanding shares of Properties’ 8-3/4% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share (the “Series B Cumulative Redeemable Preferred Stock”), were converted into the right to receive one share of the Corporation’s 8-3/4% Series F Cumulative Redeemable Preferred Stock, par value $.0001 per share (the “Series F Cumulative Redeemable Preferred Stock”); and

WHEREAS, the Series F Cumulative Redeemable Preferred Stock is intended to have identical powers, designations, preferences and rights as the Series B Cumulative Redeemable Preferred Stock; and

WHEREAS, at the Effective Time, the Corporation issued 8,000,000 shares of the Series F Cumulative Redeemable Preferred Stock; and

WHEREAS, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the  Operating Partnership, Properties made a contribution of assets to the Operating Partnership in exchange for preferred units designated 8-3/4% Series B Cumulative Redeemable Preferred Units (the “Series B Cumulative Redeemable Preferred Units”) having substantially the same economic rights and terms as the Series B Cumulative Redeemable Preferred Stock; and

WHEREAS, the Corporation, as the general partner of the Operating Partnership (in such capacity, the “General Partner”) wishes to evidence that as of the Effective Time, the Series B Cumulative Redeemable Preferred Units previously designated by the General Partner have substantially the same economic rights and terms as the Series F Cumulative Redeemable Preferred Stock, and further wishes to re-designate such preferred units to correspond to the Series F Cumulative Redeemable Preferred Stock.

NOW THEREFORE, the Corporation, as general partner of the Operating Partnership (in such capacity, the “General Partner”), has designated a series of preferred units and has fixed the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

Section 1.               Designation and Number.  The units of such series shall be designated “8-3/4% Series F Cumulative Redeemable Preferred Units” (the “Series F Cumulative Redeemable Preferred Units”).  The authorized number of shares of Series F Cumulative Redeemable Preferred Units shall be 8,000,000.  Each share of Series F Cumulative Redeemable Preferred Stock, as it relates to a single Series F Cumulative Redeemable Preferred Unit, shall be deemed the “Related Issue” hereunder.

Section 2.               Distributions.  The holders of Series F Cumulative Redeemable Preferred Units, in preference to the holders of Partnership Units (as that term is defined in the Partnership Agreement) of the Operating Partnership (the “Common Units”), any other series of Preferred Units ranking junior to the Series F Cumulative Redeemable Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Junior Preferred Units”) or any other class or series of units of the Operating Partnership ranking junior to the Series F Cumulative Redeemable Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Other Junior Units”), shall be entitled to receive an amount equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid.  For this purpose, the aggregate dividends payable on the Related Issue shall be determined by assuming that adequate cash and earnings are available to the Corporation for the payment of any dividends required to be paid with respect to the Related Issue.  The Series F Cumulative Redeemable Preferred Units shall, with respect to allocations and distributions pursuant to Article VI of the Partnership Agreement, rank (A) junior to any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank prior to the Series F Cumulative Redeemable Preferred Units as to distributions and redemption rights, (B) pari passu with any series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank pari passu with the Series F Cumulative Redeemable Preferred Units as to distributions and redemption rights and (C) prior to the Common Units, Junior Preferred Units and any Other Junior Units.

Section 3.               Status of Redeemed Series F Cumulative Redeemable Preferred Units.  Upon any redemption, repurchase or other acquisition by the Operating Partnership of Series F Cumulative Redeemable Preferred Units, the Series F Cumulative Redeemable Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

Section 4.               Redemption.  Upon the redemption of any shares of the Related Issue, the Operating Partnership shall redeem an equal number of Series F Cumulative Redeemable Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.

CERTIFICATE OF DESIGNATION

OF

7.89% SERIES G CUMULATIVE STEP-UP PREMIUM RATE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, pursuant to an Agreement of Merger dated May 9, 2001 (the “Agreement of Merger”) between SPG Properties, Inc., a Maryland corporation (“Properties”) and Simon Property Group, Inc., a Delaware corporation (the “Corporation”), Properties were merged with and into the Corporation, with the Corporation being the surviving corporation, effective as of July 1, 2001 (the “Effective Time”); and

WHEREAS, at the Effective Time, each of the issued and outstanding shares of Properties’ 7.89% Series C Cumulative Step-Up Premium Rate Preferred Stock, par value $.0001 per share (the “Series C Cumulative Step-Up Premium Rate Preferred Stock”), were converted into the right to receive one share of the Corporation’s 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, par value $.0001 per share (the “Series G Cumulative Step-Up Premium Rate Preferred Stock”); and

WHEREAS, the Series G Cumulative Step-Up Premium Rate Preferred Stock is intended to have identical powers, designations, preferences and rights as the Series C Cumulative Step-Up Premium Rate Preferred Stock; and

WHEREAS, at the Effective Time, the Corporation issued 3,000,000 shares of the Series G Cumulative Step-Up Premium Rate Preferred Stock; and

WHEREAS, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership, Properties made a contribution of assets to the Operating Partnership in exchange for preferred units designated 7.89% Series C Cumulative Step-Up Premium Rate Preferred Units (the “Series C Cumulative Step-Up Premium Rate Preferred Units”) having substantially the same economic rights and terms as the Series C Cumulative Step-Up Premium Rate Preferred Stock; and

WHEREAS, the Corporation, as the general partner of the Operating Partnership (in such capacity, the “General Partner”) wishes to evidence that as of the Effective Time, the Series C Cumulative Step-Up Premium Rate Preferred Units previously designated by the General Partner have substantially the same economic rights and terms as the Series G Cumulative Step-Up Premium Rate Preferred Stock, and further wishes to re-designate such preferred units to correspond to the Series G Cumulative Step-Up Premium Rate Preferred Stock.

NOW THEREFORE, the General Partner has designated a series of preferred units and has fixed the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.           Designation and Number.  The units of such series shall be designated “7.89% Series G Cumulative Step-Up Premium Rate Preferred Units” (the “Series G Cumulative Step-Up Premium Rate Preferred Units”).  The authorized number of shares of Series G Cumulative Step-Up Premium Rate Preferred Units shall be 3,000,000.  Each share of Series G Cumulative Step-Up Premium Rate Preferred Stock, as it relates to a single Series G Cumulative Step-Up Premium Rate Preferred Unit, shall be deemed the “Related Issue” hereunder.

SECTION 2.           Distributions.  The holders of Series G Cumulative Step-Up Premium Rate Preferred Units, in preference to the holders of Partnership Units (as that term is defined in the Partnership Agreement) of the Operating Partnership (the “Common Units”), any other series of Preferred Units ranking junior to the Series G Cumulative Step-Up Premium Rate Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Junior Preferred Units”) or any other class or series of units of the Operating Partnership ranking junior to the Series G Cumulative Step-Up Premium Rate Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Other Junior Units”), shall be entitled to receive an amount equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid.  For this purpose, the aggregate dividends payable on the Related Issue shall be determined by assuming that adequate cash and earnings are available to the Corporation for the payment of any dividends required to be paid with respect to the Related Issue.  The Series G Cumulative Step-Up Premium Rate Preferred Units shall, with respect to allocations and distributions pursuant to Article VI of the Partnership Agreement, rank (A) junior to any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank prior to the Series G Cumulative Step-Up Premium Rate Preferred Units as to distributions and redemption rights, (B) pari passu with any series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank pari passu with the Series G Cumulative Step-Up Premium Rate Preferred Units as to distributions and redemption rights and (C) prior to the Common Units, Junior Preferred Units and any Other Junior Units.

SECTION 3.           Status of Redeemed Series G Cumulative Step-Up Premium Rate Preferred Units.   Upon any redemption, repurchase or other acquisition by the Operating Partnership of Series G Cumulative Step-Up Premium Rate Preferred Units, the Series G Cumulative Step-Up Premium Rate Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

SECTION 4.           Redemption.  Upon the redemption of any shares of the Related Issue, the Operating Partnership shall redeem an equal number of Series G Cumulative Step-Up Premium Rate Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.

CERTIFICATE OF DESIGNATION
OF
SERIES H VARIABLE RATE PREFERRED UNITS
OF
SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”):

WHEREAS, on December 15, 2003, Simon Property Group, Inc., a Delaware corporation (the “Corporation”), issued 3,328,540 shares of Series H Variable Rate Preferred Stock, par value $.0001 per share (the “Series H Preferred Stock”); and

WHEREAS, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership, the Corporation will contribute an amount equal to the proceeds of the sale of the Series H Preferred Stock to the Operating Partnership in exchange for preferred units having substantially the same economic rights and terms as the Series H Preferred Stock; and

WHEREAS, the Corporation, as the general partner of the Operating Partnership (in such capacity, the “General Partner”) wishes to designate as of December 15, 2003, the terms of the preferred units having substantially the same economic rights and terms as the Series H Preferred Stock.

NOW THEREFORE, the Corporation, as general partner of the Operating Partnership (in such capacity, the “General Partner”), hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

Designation and Number.  The units of such series shall be designated “Series H Variable Rate Preferred Units” (the “Series H Preferred Units”).  The authorized number of Series H Preferred Units shall be 3,328,540.  Each share of Series H Preferred Stock, as it relates to a single Series H Preferred Unit, shall be deemed the “Related Issue” hereunder.

Distributions.  The holders of Series H Preferred Units, in preference to the holders of Partnership Units (as that term is defined in the Partnership Agreement) of the Operating Partnership (the “Common Units”), any other series of Preferred Units ranking junior to the Series H Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Junior Preferred Units”) or any other class or series of units of the Operating Partnership ranking junior to the Series H Preferred Units either as to distributions or upon liquidation, dissolution or winding-up (“Other Junior Units”), shall be entitled to receive as distributions an amount equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid.  For this purpose, the aggregate dividends payable on the Related Issue shall be determined by assuming that adequate cash and earnings are available to the Corporation for the payment of any dividends required to be paid with respect to the Related

Issue.  The Series H Preferred Units shall, with respect to allocations and distributions pursuant to Article VI of the Partnership Agreement, rank (A) junior to any other series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank prior to the Series H Preferred Units as to distributions and redemption rights, (B) pari passu with any series of Preferred Units hereafter duly established, the terms of which shall specifically provide that such series shall rank pari passu with the Series H Preferred Units as to distributions and redemption rights and (C) prior to the Common Units, Junior Preferred Units and any Other Junior Units.

Status of Redeemed Series H Preferred Units.  Upon any redemption, repurchase or other acquisition by the Operating Partnership of Series H Preferred Units, the Series H Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

Redemption.  Upon the redemption of any shares of the Related Issue, the Operating Partnership shall redeem an equal number of Series H Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.

CERTIFICATE OF DESIGNATION
OF
8 3/8% SERIES J CUMULATIVE REDEEMABLE PREFERRED UNITS
OF
SIMON PROPERTY GROUP, L.P.

Pursuant to Article 4.3(c) of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”):

WHEREAS, it is currently contemplated that, pursuant to the Agreement and Plan of Merger, dated June 20, 2004, (the “Agreement of Merger”) between Simon Property Group, Inc. (the “Corporation”), the Operating Partnership, Simon Acquisition I, LLC, (“Merger Sub”), an indirect wholly owned subsidiary of the Corporation, Simon Acquisition II, LLC (“L.P. Merger Sub”), an indirect wholly owned subsidiary of the Corporation, Chelsea Property Group, Inc., (“Chelsea”), and CPG Partners, L.P., (“Chelsea L.P.”), each holder of 8 3/8% Series A Cumulative Redeemable Preferred Stock of Chelsea will receive one share of 8 3/8% Series J Cumulative Redeemable Preferred Stock of the Corporation (the “Series J Preferred Stock”);

WHEREAS, the Corporation, in its capacity as the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has determined that it is in the best interests of the Operating Partnership and its partners to designate a new series of preferred units of the Operating Partnership having substantially the same powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as the Series J Preferred Stock, as set forth herein;

NOW, THEREFORE, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 27, 1999, by and among the Corporation, as managing general partner, SD Property Group, Inc., as a non-managing general partner, SPG Properties, Inc., as a non-managing general partner, and the limited partners named therein (as amended, the “Partnership Agreement”), the Managing General Partner hereby designates a series of preferred units and fixes the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a new series of preferred units as follows:

SECTION. 1.          Designation.  The series of preferred units are hereby designated as the “8 3/8% Series J Cumulative Redeemable Preferred Units” (the “Series J Preferred Units”).  Each share of Series J Preferred Stock, as it relates to a single Series J Preferred Unit, shall be deemed the “Related Issue” hereunder.

SECTION. 2.          Number.  The maximum number of authorized units of the Series J Preferred Units shall be 1,000,000.

SECTION. 3.          Relative Seniority.  In respect of rights to receive distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Operating Partnership, the Series J Preferred Units shall rank (i) senior to the

Partnership Units (the “Common Units”) and any other class or series of units of the Operating Partnership which, by their terms rank junior to the Series J Preferred Units (collectively, “Junior Units”), (ii) on a parity with all other Preferred Units of the Operating Partnership which are not by their terms Junior Units or Senior Units, and (iii) junior to any Preferred Units which by their terms rank senior to the Series J Preferred Units (collectively, “Senior Units”) and were issued in accordance with Section 7 below.

SECTION. 4.          Distributions.

(a)           The holders of the then outstanding Series J Preferred Units shall be entitled to receive an amount equal to the dividends payable per share on the Related Issue at the times such dividends are paid.

(b)           Except as otherwise expressly provided herein, the Series J Preferred Units will not be entitled to any distributions in excess of the distributions as described above and shall not be entitled to participate in the earnings or assets of the Operating Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series J Preferred Units which may be in arrears.

(c)           Any distribution made on the Series J Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

(d)           No distributions on the Series J Preferred Units shall be authorized, paid or set apart for payment by the Operating Partnership at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(e)           No distributions shall be declared or paid or set apart for payment on any equity interests of the Operating Partnership ranking, as to distributions, on a parity with or junior to the Series J Preferred Units for any period unless full cumulative distributions pursuant to Section 3(a) hereof have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment therefor set apart for such payment on the Series J Preferred Units for all past Dividend Periods (as defined in the Certificate of Designation of the Related Issue) and the then current Dividend Period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Units and any other Preferred Units ranking on a parity as to distributions with the Series J Preferred Units, all distributions declared on the Series J Preferred Units and any Preferred Units ranking on a parity as to distributions with the Series J Preferred Units shall be declared pro rata so that the amount of distributions declared per Series J Preferred Unit and such other Preferred Units shall in all cases bear to each other the same ratio that accumulated distributions per Series J Preferred Units and such other Preferred Units bear to each other.

(f)            Except as provided in subparagraph (e), unless full cumulative distributions on the Series J Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment therefor set apart for such payment on the Series J Preferred Units for all past Dividend Periods and the then current Dividend Period, no distributions (other than in Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Junior Units or any other equity interest of the Operating Partnership ranking on a parity with the Series J Preferred Units as to distributions or upon liquidation, nor shall any Junior Units or any other capital stock of the Operating Partnership ranking on a parity with the Series J Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration  (or any moneys be paid or made available for a sinking fund for the redemption of such units) by the Operating Partnership (except by conversion into or exchange for other Junior Units).

SECTION. 5.          Liquidation Rights.

(a)           Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or the Operating Partnership (a “liquidation”), the holders of the Series J Preferred Units then outstanding shall be entitled to receive in cash or property (at its fair market value determined by the Managing General Partner of the Operating Partnership) and to be paid out of the assets of the Operating Partnership legally available for distribution to its partners, before any payment or distribution shall be made on any Junior Units, the amount of $50.00 per unit, plus accumulated and unpaid distributions, if any, thereon to and including the date of liquidation.

(b)           After the payment to the holders of the Series J Preferred Units of the full liquidation amounts provided for in paragraph (a), the holders of the Series J Preferred Units, as such, shall have no right or claim to any of the remaining assets of the Operating Partnership.

(c)           If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Operating Partnership, the amounts payable with respect to the preference distributions on the Series J Preferred Units and each other series of Preferred Units of the Operating Partnership ranking, as to liquidation rights, on a parity with the Series J Preferred Units are not paid in full, the holders of the Series J Preferred Units and any other Preferred Units of the Operating Partnership ranking, as to liquidation rights, on a parity with the Series J Preferred Units shall share ratably in any such distribution of assets of the Operating Partnership in proportion to the full respective preference amounts to which they would otherwise be respectively entitled.

(d)           Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Operating Partnership, nor the merger or consolidation of the Operating Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Operating Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

SECTION. 6.          Redemption.  Upon the redemption of any shares of the Related Issue, the Operating Partnership shall redeem an equal number of Series J Preferred Units for a redemption price per unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends.  The Series J Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided for in Section 9 below.

SECTION. 7.          Voting Rights.

(a)           The holders of record the Series J Preferred Units shall not be entitled to any voting rights except as hereinafter provided in this Section 7, as otherwise provided in the Partnership Agreement, or as otherwise provided by law.

(b)           So long as any Series J Preferred Units remain outstanding, the Operating Partnership will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series J Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of units ranking senior to the Series J Preferred Units with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement, including this Certificate of Designation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Units or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series J Preferred Units remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Operating Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series J Preferred Units; and provided, further, that (x) any increase in the amount of the authorized Preferred Units or the creation or issuance of any other series of Preferred Units, or (y) any increase in the amount of authorized Series J Preferred Units, in each case ranking on a parity with or junior to the Series J Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)           The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding Series J Preferred Units shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(d)           On each matter submitted to a vote of the holders of Series J Preferred Units in accordance with this Section 7, or as otherwise required by law, each Series J Preferred Unit shall be entitled to one vote.  With respect to each Series J Preferred Unit, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

SECTION. 8.          Conversion.  The Series J Preferred Units are not convertible into or exchangeable for any other property or securities of the Operating Partnership.

SECTION. 9.          Restrictions On Ownership.  The Series J Preferred Units shall be subject to the restrictions on transfer set forth in Sections 9.3 and 9.5 of the Partnership Agreement as if such units were “Partnership Units”.  Any transfer or attempted transfer (direct or indirect) in violation of the provisions of this Section 9 shall be null and void.

CERTIFICATE OF DESIGNATION
OF
6% SERIES I CONVERTIBLE PERPETUAL PREFERRED UNITS
OF
SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, it is currently contemplated that, pursuant to the Agreement and Plan of Merger, dated June 20, 2004, (the “Agreement of Merger”) between Simon Property Group, Inc. (the “Corporation”), the Operating Partnership, Simon Acquisition I, LLC, (“Merger Sub”), a wholly owned subsidiary of the Corporation, Simon Acquisition II, LLC (“L.P. Merger Sub”), an indirect wholly owned subsidiary of the Corporation, Chelsea Property Group, Inc., (the “Chelsea”), and CPG Partners, L.P., (“Chelsea L.P.”), each holder of a common unit of Chelsea L.P. will receive, in a transaction intended to qualify for non-recognition of any taxable gain or loss to such holder under Section 721(a) of the Internal Revenue Code, 0.6459 of a common partnership interest in the Operating Partnership and 0.6600 of a 6% Series I Convertible Perpetual Preferred Unit (as defined below) of the Operating Partnership, either upon a contribution of such common units of Chelsea L.P. or upon completion of a merger of L.P. Merger Sub with and into Chelsea L.P.;

WHEREAS, the Corporation, in its capacity as the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has agreed to designate a series of preferred partnership units having the powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as set forth herein;

WHEREAS, the Managing General Partner has determined that it is in the best interests of the Operating Partnership and its partners to designate a new series of preferred units of the Operating Partnership;

NOW, THEREFORE, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 27, 1999, by and among the Corporation, as managing general partner, SD Property Group, Inc., as a non-managing general partner, SPG Properties, Inc., as a non-managing general partner, and the limited partners named therein (as amended, the “Partnership Agreement”), the Managing General Partner hereby designates a series of preferred units and fixes the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a new series of preferred units as follows:

SECTION 1.  Number and Designation.  19,000,000 units of preferred units of the Operating Partnership shall be designated as the “6% Series I Convertible Perpetual Preferred Units” (the “Series I Preferred Units”).

SECTION 2.  Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Partnership Agreement, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designation.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its subsidiaries or any of the Corporation’s employee benefit plans;

(b)           the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation, other than: (i) any transaction pursuant to which holders of the Corporation’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction and (ii) any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(c)           during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors of the Corporation, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or

(d)           the Corporation adopts a plan of liquidation or dissolution.

“Change of Control Purchase Date” shall have the meaning assigned to it in Section 11(a) hereof.

“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Board of Directors of the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate, which determination shall be conclusive. The Closing Sale Price shall be determined without reference to any extended or after hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.

“Common Units” shall mean the Partnership Units (as defined in the Partnership Agreement).

“Computation Date” shall have the meaning assigned to it in Section 10(c) hereof.

“Conversion Price” per unit of the Series I Preferred Units means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per unit of the Series I Preferred Units means 0.783 of a Common Unit, subject to adjustment pursuant to Section 8 hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the ex-date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Distribution Payment Date” means February 28, May 31, August 31 and November 30 of each year, commencing November 30, 2004, or if any such date is not a Business Day, on the next succeeding Business Day.

“Distribution Period” means the period beginning on, and including, a Distribution Payment Date and ending on, and excluding, the immediately succeeding Distribution Payment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Option” shall have the meaning assigned to it in Section 10(a) hereof.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Junior Units” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Managing General Partner” shall have the meaning assigned to it in the preamble to this Certificate.

“Notice of Exchange” shall have the meaning assigned to it in Section 10(a) hereof.

“Offered Units” shall have the meaning assigned to it in Section 10(a) hereof.

“Offered Units Purchase Price” shall have the meaning assigned to it in Section 10(c) hereof.

“Outstanding” means, when used with respect to Series I Preferred Units, as of any date of determination, all Series I Preferred Units outstanding as of such date; provided, however, that, if such Series I Preferred Units are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Redemption Price for such Series I Preferred Units to be redeemed has been paid, then immediately after such Redemption Date such Series I Preferred Units shall cease to be Outstanding; provided further that, in determining whether the holders of Series I Preferred Units have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series I Preferred Units owned by the Operating Partnership, the Corporation or any of their Affiliates shall be deemed not to be Outstanding.

“Parity Units” shall have the meaning assigned to it in Section 3(b) hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” means an amount equal to 100% of the Liquidation Preference per Series I Preferred Unit being purchased, plus an amount equal to any accumulated and unpaid distributions, if any (whether or not declared), thereon to, but excluding, the Change of Control Purchase Date; provided that if a Change of Control Purchase Date falls after a Record Date and on or prior to the corresponding Distribution Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per Series I Preferred Unit being purchased and will not include any amount in respect of distributions declared and payable on such corresponding Distribution Payment Date.

“Record Date” means not more than 60 days and not less than 10 days preceding the applicable Distribution Payment Date, as shall be fixed by the Managing General Partner.

“Redemption Date” means a date that is fixed for redemption of the Series I Preferred Units by the Operating Partnership in accordance with Section 6 hereof.

“Redemption Price” means an amount equal to 100% of the Liquidation Preference per Series I Preferred Unit being redeemed, plus an amount equal to all accumulated and unpaid distributions, if any (whether or not declared), thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Distribution Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per Series I Preferred Unit being redeemed and will not include any amount in respect of distributions declared and payable on such corresponding Distribution Payment Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Units” shall have the meaning assigned to it in Section 3(c) hereof.

“Series I Preferred Stock” means the 6% Series I Convertible Perpetual Preferred Stock of the Corporation.

“Settlement Date” shall have the meaning assigned to it in Section 10(d) hereof.

“6%  Preferred Units” shall have the meaning assigned to it in Section 1 hereof.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

SECTION 3.  Rank.  The Series I Preferred Units shall, with respect to distribution rights and rights upon liquidation, winding-up or dissolution, rank:

(a)           senior to the Common Units and any other equity securities of the Operating Partnership which by their terms expressly provide that such equity securities rank junior to the Series I Preferred Units as to distribution rights and rights on liquidation, winding up and dissolution of the Operating Partnership (together with the Common Units, the “Junior Units”);

(b)           on a parity with any other preferred units which are not by their terms junior or senior to the Series I Preferred Units, including, without limitation, the 6.50% Series B Convertible Preferred Units, 8.00% Series E Cumulative Redeemable Preferred Units, 8 3/4% Series F Cumulative Redeemable Preferred Units, 7.89% Series G Cumulative Step-up Premium Rate Preferred Units, 7.00% Cumulative Convertible Preferred Units, and 8.00% Cumulative Redeemable Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (the “Parity Units”); and

(c)           junior to each class or series of units of the Operating Partnership, the terms of which expressly provide that such class or series ranks senior to the Series I Preferred Units as to distribution rights and rights on liquidation, winding-up and dissolution of the Operating Partnership (the “Senior Units”).

SECTION 4.  Distributions.

(a)           Holders of Series I Preferred Units shall be entitled to receive, when, as and if declared by the Managing General Partner, out of funds legally available for the payment of distributions, cash distributions on each unit of Series I Preferred Units at the annual rate of 6% of the Liquidation Preference per unit.  Such distributions shall be payable in arrears in equal amounts quarterly on each Distribution Payment Date, beginning November 30,

2004, in preference to and in priority over distribution on any Junior Units but subject to the rights of any holders of Senior Units or Parity Units.

(b)           Distributions shall be cumulative from the initial date of issuance or the last Distribution Payment Date for which accumulated distributions were paid, whichever is later, whether or not funds of the Operating Partnership are legally available for the payment of such distributions.  Each such distribution shall be payable to the holders of record of Series I Preferred Units, as they appear on the Operating Partnership’s books and records at the close of business on a Record Date.  Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not more than 60 days preceding the payment date thereof, as may be fixed by the Managing General Partner.

(c)           Accumulated and unpaid distributions for any past Distribution Period (whether or not declared) shall cumulate at the annual rate of 6% and shall be payable in the manner set forth in this Section 4.

(d)           The amount of distributions payable for each full Distribution Period for the Series I Preferred Units shall be computed by dividing the annual distribution rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series I Preferred Units shall be computed on the basis of 30-day months and a 12-month year. Holders of Series I Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series I Preferred Units.

(e)           No distribution shall be declared or paid, or funds set apart for the payment of any distribution, whether in cash, obligations or units of the Operating Partnership or other property, directly or indirectly, upon any Junior Units or Parity Units, nor shall any units of Junior Units or Parity Units be redeemed, repurchased or otherwise acquired for consideration by the Operating Partnership through a sinking fund or otherwise, unless all accumulated and unpaid distributions (whether or not declared), if any, through the most recent Distribution Payment Date (whether or not there are funds of the Operating Partnership legally available for the payment of distributions) on the Series I Preferred Units and any Parity Units have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(e) to the contrary, the Operating Partnership may redeem, repurchase or otherwise acquire for consideration Series I Preferred Units and Parity Units pursuant to a purchase or exchange offer made on the same terms to all holders of such Series I Preferred Units and Parity Units. When distributions are not paid in full, as aforesaid, upon the Series I Preferred Units, all distributions declared on the Series I Preferred Units and any other Parity Units shall be paid either (A) pro rata so that the amount of distributions so declared on the Series I Preferred Units and each such other class or series of Parity Units shall in all cases bear to each other the same ratio as accumulated distributions on the Series I Preferred Units and such class or series of Parity Units bear to each other or (B) on another basis that is at least as favorable to the holders of the Series I Preferred Units entitled to receive such distributions.

SECTION 5.  Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding-up of the Operating Partnership, whether voluntary or involuntary, before any payment or distribution of the Operating Partnership’s assets shall be made to or set apart for the holders of Junior Units, holders of Series I Preferred Units shall be entitled to receive $50.00 per unit of Series I Preferred Units (the “Liquidation Preference”) plus an amount equal to all distributions (whether or not declared) accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Operating Partnership.  If, upon any liquidation, dissolution or winding-up of the Operating Partnership, the Operating Partnership’s assets, or proceeds thereof, distributable among the holders of Series I Preferred Units are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series I Preferred Units and any other Parity Units ratably in proportion to the respective amounts that would be payable on such Series I Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full.

(b)           Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Operating Partnership’s property or assets, nor the consolidation, merger or amalgamation of the Operating Partnership with or into any person or the consolidation, merger or amalgamation of any person with or into the Operating Partnership shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership.

(c)           After payment has been made in full to the holders of the Series I Preferred Units, as provided in this Section 5, holders of Series I Preferred Units shall have no right or claim to any remaining assets of the Operating Partnership.

SECTION 6.  Optional Redemption of the Series I Preferred Units.  Units of Series I Preferred Units shall be redeemable by the Operating Partnership in accordance with this Section 6.

(a)           The Operating Partnership may not redeem any Series I Preferred Units before October 14, 2009.  On or after October 14, 2009, the Operating Partnership shall have the option to redeem, subject to Section 6(g) hereof, for cash only (i) some or all the Series I Preferred Units at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Operating Partnership gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day and (ii) all the Outstanding Series I Preferred Units at the Redemption Price, but only if, on any Distribution Payment Date, the total number of Outstanding Series I Preferred Units is less than 15% of the total number of Outstanding Series I Preferred Units on October 14, 2004.

(b)           In the event the Operating Partnership elects to redeem any Series I Preferred Units, the Operating Partnership shall:

(i)            send a written notice by first class mail to each holder of record of the Series I Preferred Units at such holder’s registered address, not fewer than 20 nor more than 90 days prior to the Redemption Date, stating:

(A)          the Redemption Date;

(B)           the Redemption Price;

(C)           the Conversion Price and the Conversion Rate;

(D)          that Series I Preferred Units called for redemption may be converted into Common Units at any time before 5:00 p.m., New York City time on the second Business Day immediately preceding the Redemption Date;

(E)           that holders who want to convert Series I Preferred Units into Common Units must satisfy the requirements set forth in Section 7 of this Certificate;

(F)           if fewer than all the Outstanding units of the Series I Preferred Units are to be redeemed by the Operating Partnership, the number of units to be redeemed;

(G)           that, unless the Operating Partnership defaults in making payment of such Redemption Price, distributions in respect of the Series I Preferred Units called for redemption will cease to accumulate on and after the Redemption Date; and

(H)          any other information the Operating Partnership wishes to present; and

(ii)           publish such information on the Corporation’s web site on the World Wide Web.

(c)           If the Operating Partnership calls for redemption Series I Preferred Units pursuant to the procedures set forth in Section 6(b) above, then, to the extent sufficient funds are legally available, the Operating Partnership shall pay the Redemption Price to holders of Series I Preferred Units called for redemption and outstanding on the Redemption Date.  Upon payment of the Redemption Price, the Series I Preferred Units so redeemed shall cease to be outstanding and shall be retired and cancelled on the books and records of the Operating Partnership.  Distributions shall cease to accumulate as of the Redemption Date on those Series I Preferred Units called for redemption and all rights of holders of such units shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.

(d)           If any Series I Preferred Units selected for partial redemption are submitted for conversion in part after such selection, such Series I Preferred Units submitted for conversion shall be deemed (so far as may be possible) to be a portion of the units selected for redemption.

(e)           If the Redemption Date falls after a Record Date and before the related Distribution Payment Date, holders of Series I Preferred Units at the close of business on that Record Date shall be entitled to receive the distribution payable on those units on the corresponding Distribution Payment Date.

(f)            If fewer than all the Outstanding Series I Preferred Units are to be redeemed, the number of units to be redeemed shall be determined by the Managing General Partner and the units to be redeemed shall be selected by lot, on a pro rata basis (with any fractional units being rounded to the nearest whole unit), or by any other method as may be determined by the Managing General Partner to be fair and appropriate.

(g)           Notwithstanding the foregoing provisions of this Section 6, unless full cumulative distributions (whether or not declared) on all Outstanding Series I Preferred Units and Parity Units have been paid or set apart for payment for all Distribution Periods terminating on or before the Redemption Date, none of the Series I Preferred Units shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Units and any Parity Units.

SECTION 7.  Conversion.

(a)           Right to Convert.  Each Series I Preferred Unit shall be convertible, only on or after the occurrence of one of the conversion triggering events described in Section 7(b), into a number of fully paid and non-assessable Common Units equal to the Conversion Rate in effect at such time. Notwithstanding the foregoing, if any Series I Preferred Units are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the Series I Preferred Units to be redeemed, at 5:00 p.m., New York City time, two Business Days immediately preceding the Redemption Date, unless the Operating Partnership shall default in the payment of the Redemption Price therefore, as provided herein.

(b)           A holder may convert Series I Preferred Units into Common Units:

(i)            if called for redemption pursuant to Section 6 hereof;

(ii)           if the Corporation is a party to a Change of Control, in which case each Series I Preferred Unit may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the

Change of Control until 15 days after the actual date of such Change of Control and, at such effective date, the right to convert the Series I Preferred Units into Common Units shall be changed into a right to convert such Series I Preferred Units into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted such Series I Preferred Units immediately prior to the transaction; or

(iii)          during any fiscal quarter after the fiscal quarter ending December 31, 2004 (and only during such fiscal quarter) if the Closing Sale Price of Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 125% of the Conversion Price on such Trading Day.  If this Closing Sale Price condition is not satisfied at the end of any fiscal quarter, then conversion pursuant to this Section 7(b)(iii) will not be permitted in the following fiscal quarter. The Managing General Partner shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 7(b)(iii) whether the Closing Sale Price exceeds 125% of the Conversion Price and whether the Series I Preferred Units shall be convertible as a result of the occurrence of the event set forth in this Section 7(b)(iii).  Upon determination that holders of Series I Preferred Units are or will be entitled to convert their units into Common Units in accordance with the provisions of  this Section 7(b)(iii), the Operating Partnership will mail a written notice to the holders thereof and publish such information on the Corporation’s website on the World Wide Web.

(c)           Conversion Procedures.  Conversion of Series I Preferred Units may be effected by any holder thereof upon the surrender to the Operating Partnership, at the principal office of the Operating Partnership a complete and manually signed Notice of Conversion (in the form included as Exhibit A to this Certificate) along with, if required pursuant to Section 7(d), funds equal to the distribution payable on the next Distribution Payment Date.  In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Units in such name or names (or proof that no such taxes are payable).  Other than such taxes, the Operating Partnership shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance of Common Units upon conversion of Series I Preferred Units pursuant hereto.  The conversion of the Series I Preferred Units will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such Notice of Conversion is received and all required transfer taxes, if any, are paid (or the demonstration to the satisfaction of the Operating Partnership that such taxes have been paid) and shall be recorded on the books and records of the Operating Partnership as of such Conversion Date.  The Operating Partnership shall promptly, and in any event within five Business Days after receipt of a Notice of Conversion from a holder of Series I Preferred Units, notify such holder of the effectiveness of such conversion in writing to such holder’s address set forth on the books and records of the Operating Partnership (or that such conversion was not given effect due to a failure to satisfy the conditions for conversion set forth in this Section 7).

(d)           Distribution and Other Payments Upon Conversion.  If a holder of Series I Preferred Units exercises conversion rights, such units will cease to accumulate distributions as of the end of the day immediately preceding the Conversion Date.  On conversion of the Series I Preferred Units, except for conversion during the period from the close of business on any Record Date corresponding to a Distribution Payment Date to the close of business on the Business Day immediately preceding such Distribution Payment Date, in which case the holder on such Distribution Record Date shall receive the distributions payable on such Distribution Payment Date, accumulated and unpaid distributions on the converted Series I Preferred Units shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through issuance of the Common Units (together with the cash payment, if any, in lieu of fractional units) in exchange for the Series I Preferred Units being converted pursuant to the provisions hereof.  Any Series I Preferred Units surrendered for conversion after the close of business on any Record Date for the payment of distributions declared and before the opening of business on the Distribution Payment Date corresponding to that Record Date must be accompanied by a payment to the Operating Partnership in cash of an amount equal to the distribution payable in respect of those units on such Distribution Payment Date; provided that a holder of Series I Preferred Units on a Record Date who converts such units into Common Units on the corresponding Distribution Payment Date shall be entitled to receive the distribution payable on such Series I Preferred Units on such Distribution Payment Date, and such holder need not include payment to the Operating Partnership of the amount of such distribution upon surrender of the Series I Preferred Units for conversion. Notwithstanding the foregoing, if Series I Preferred Units are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Distribution Payment Date and the Operating Partnership has called such Series I Preferred Units for redemption during such period, or the Operating Partnership has designated a Change of Control Purchase Date during such period, then, in each case, the holder who tenders such units for conversion shall receive the distribution payable on such Distribution Payment Date and need not include payment of the amount of such distribution upon surrender of such Series I Preferred Units for conversion.

(e)  Fractional Units.  In connection with the conversion of any Series I Preferred Units, no fractions of Common Units shall be issued, but the Operating Partnership shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(f)  Total Units.  If more than one Series I Preferred Unit shall be surrendered for conversion by the same holder at the same time, the number of full Common Units issuable on conversion of those Series I Preferred Units shall be computed on the basis of the total number of Series I Preferred Units so surrendered.

SECTION 8.  Conversion Rate Adjustments.

(a)           If the conversation rate of the Series I Preferred Stock of the Corporation set forth in the Certificate of Designations of the Series I Preferred Stock shall be adjusted at any time and from time to time on or after the date hereof, then, as of the date of such adjustment, the Conversion Rate for the Series I Preferred Units shall be similarly adjusted without the requirement of any further action by the Operating Partnership such that  the conversation rate of the Series I Preferred Stock and the Conversion Rate of the Series I Preferred Units shall at all times be equal and the same.

(b)           Whenever the Conversion Rate is adjusted as herein provided, the Operating Partnership shall promptly and in any event within 20 days after the effectiveness of such adjustment, deliver a notice to each holder of the Series I Preferred Units to such holder’s address as it appears on the books and records of the Operating Partnership setting forth the adjusted Conversion Rate, the date on which such adjustment became effective and a brief statement of the facts requiring such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 9.  Effect of Consolidation, Merger or Sale on Conversion Privilege.  (a)  If any of (i) any reclassification (other than a change in par value, or from par value to no par value, or from no par value to par value, and other than a subdivision or combination to which Section 8(c) of the Certificate of Designations of the Series I Preferred Stock applies) of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Corporation with another Person, in each case as a result of which holders of Common Units shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Units, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Units shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Units, then each Series I Preferred Unit shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Units issuable upon conversion of such Series I Preferred Units immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Units did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Unit in respect of which such rights of election shall not have been exercised (“non-electing unit”), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing unit shall be deemed to be the kind and amount so receivable per unit by a plurality of the non-electing units).

(b)           The Operating Partnership shall cause notice of the application of this Section 9 to be delivered to each holder of the Series I Preferred Units at the address of such holder as it appears on the books and records of the Operating Partnership within twenty (20) days after the occurrence of any of the events specified in Section 9(a) and shall publish such information on the Corporation’s web site on the World Wide Web.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 9.

(c)           The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

SECTION 10.  Optional Exchange for Shares of Series I Preferred Stock.

(a)           A holder of Series I Preferred Units may exchange all or any number of such holder’s Series I Preferred Units for an equal number of shares of Series I Preferred Stock or cash, as selected by the Managing General Partner, upon the terms and subject to the conditions set forth in this Section 10 (the “Exchange Option”).  The Exchange Option may be exercised by a Limited Partner, on the terms and subject to the conditions and restrictions contained in this Section 10, upon delivery to the Managing General Partner of a notice in the form of Exhibit B (a “Notice of Exchange”), which notice shall specify the number of such holder’s Series I Preferred Units to be exchanged (the “Offered Units”).  Once delivered, the Notice of Exchange shall be irrevocable, subject to payment by the Managing General Partner or the Partnership of the Offered Units Purchase Price for the Offered Units in accordance with the terms hereof.  In the event the Managing General Partner elects to cause the Offered Units to be exchanged for cash, the Managing General Partner shall effect such exchange by causing the Partnership to redeem the Offered Units for cash.

(b)           If a Notice of Exchange is delivered to the Managing General Partner but, as a result of the Ownership Limit (as defined in the Partnership Agreement) or as a result of other restrictions contained in the Charter of the Managing General Partner, the Exchange Option cannot be exercised in full for shares of Series I Preferred Stock, the Notice of Exchange, if the Offered Units Purchase Price is to be payable in shares of Series I Preferred Stock, shall be deemed to be modified such that the Exchange Option shall be exercised only to the extent permitted under the Ownership Limit or under other restrictions in the Charter of the Managing General Partner.

(c)           The purchase price (“Offered Units Purchase Price”) payable to a tendering holder of Series I Preferred Units shall be equal to the Closing Sale Price of the Series I Preferred Stock multiplied by the number of Offered Units computed as of the date on which the Notice of Exchange was delivered to the Managing General Partner (the “Computation Date”).  The Offered Units Purchase Price for the Offered Units shall be payable, at the option of the Managing General Partner, by causing the Partnership to redeem the Offered Units for cash in the amount of the Offered Units Purchase Price, or by the issuance by the Managing General Partner of the number of shares of Series I Preferred Stock equal to the number of Offered Units (adjusted as appropriate to account for stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of the Offered Units in the manner specified in Section 10(f)(ii) below).

(d)           The closing of the acquisition or redemption of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the Managing General Partner, on the date agreed to by the Managing General Partner and the relevant holder of Series I Preferred Units, which date (the “Settlement Date”) shall in no event be on a date which is later than ten (10) days after the date of the Notice of Exchange.  Until the Settlement Date, each tendering holder of Series I Preferred Units shall continue to own his Offered Units, and will continue to be treated as the holder of such Offered Units for all purposes of this Certificate of Designations and the Partnership Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions.  Offered Units will be transferred to the Managing General Partner only upon receipt by the tendering holder of Series I Preferred Units of shares of Series I Preferred Stock or cash in payment in full therefor.

(e)           At the closing of the purchase and sale or redemption of Offered Units, payment of the Offered Units Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the tendering holder of Series I Preferred Units with respect to its due authority to sell all of the right, title and interest in and to such Offered Units to the Managing General Partner or the Partnership, as applicable, and with respect to the ownership by the holder of such Offered Units, free and clear of all Liens, and (B) the Managing General Partner with respect to its due authority to acquire such Offered Units for shares of Series I Preferred Stock or to cause the Partnership to redeem such Offered Units for cash and, in the case of payment by shares of Series I Preferred Stock, (ii) a stock certificate or certificates evidencing the shares of Series I Preferred Stock to be issued and registered in the name of the holder or its designee.

(f)            To facilitate the Managing General Partner’s ability fully to perform its obligations hereunder, the Managing General Partner covenants and agrees as follows:

(i)            The Managing General Partner shall (A) reserve for issuance such number of shares of Series I Preferred Stock as may be necessary to enable the Managing General Partner to issue such shares in full payment of the Offered Units Purchase Price in regard to all Series I Preferred Units which are from time to time outstanding, (B) prior to the delivery of any securities that the Managing General Partner may be obligated to deliver upon exercise of the Exchange Option, comply with all applicable federal and state laws and regulations that require action to be taken by the Managing General Partner in connection with such delivery, (C) use its commercially reasonable best efforts to ensure that any shares of Series I Preferred Stock delivered upon exercise of the Exchange Option will, upon delivery, be listed on the New York Stock Exchange (or such other national exchange, if any, on which the Series I Preferred Stock is then listed), and (D) ensure that all shares of Series I Preferred Stock delivered upon exercise of the Exchange Option will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(ii)           Under no circumstances shall the Managing General Partner declare any stock dividend, stock split, stock distribution or the like (whether as to the Series I Preferred Units or the Series I Preferred Stock), unless fair and equitable arrangements are provided, to the extent necessary, fully to adjust, and to avoid any dilution in, the Exchange option of any holder of Series I Preferred Units under this Certificate of Designation.

(g)           Each of holder of Series I Preferred Units covenants and agrees with the Managing General Partner that all Offered Units tendered to the Managing General Partner or the Partnership, as the case may be, in accordance with the exercise of the Exchange Option shall be delivered free and clear of all Liens and should any Liens exist or arise with respect to such Offered Units, the Managing General Partner or the Partnership, as the case may be, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Managing General Partner has elected to cause the Partnership to pay such portion of the Offered Units Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Offered Units Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any transfer tax is payable by a holder of Offered Units as a result of a transfer of Offered Units pursuant to the exercise of such holder’s Exchange Option, such holder shall pay such transfer tax.

(h)           If a holder of Series I Preferred Units shall exchange any Series I Preferred Units for shares of Series I Preferred Stock pursuant to this Section 10 on or prior to the Record Date for any distribution to be made on such Series I Preferred Units, in accordance with the Charter of the Managing General Partner such holder of Series I Preferred Units will be entitled to receive the corresponding distribution to be paid on such shares of Series I Preferred Stock and shall not be entitled to receive the distribution made by the Partnership in respect of the exchanged Series I Preferred Units.

(i)            In the event that the Managing General Partner elects to redeem all or any portion of the Series I Preferred Stock, the Managing General Partner shall deliver a copy of the notice of redemption required by Section 6(b) of the Certificate of Designations of the Series I Preferred Stock to each holder of Series I Preferred Units.  Such notice shall be delivered to the holders of Series I Preferred Units at the same time such notice is delivered to the holders of the Series I Preferred Stock.  Upon receipt of such notice, if a holder of Series I Preferred Units elects to exercise its Exchange Option and receives shares of Series I Preferred Stock in connection therewith on a Settlement Date that occurs prior to the specified redemption date for the Series I Preferred Stock, then, if such shares of Series I Preferred Stock remain outstanding as of such redemption date, such holder shall be entitled to participate in such redemption with respect to such shares of  Series I Preferred Stock.

SECTION 11.  Change of Control.

(a)           Repurchase Right.  If there shall occur a Change of Control, Series I Preferred Units shall be purchased, subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 11(c), by the Operating Partnership at the option of the holders thereof as of the date specified by the Operating Partnership (the “Change of Control Purchase Date”) that is not less than 30 calendar days nor more than 60 calendar days after the mailing of written notice of the Change of Control pursuant to Section 11(b) below.  The Purchase Price shall be paid in cash.

(b)           Notice to Holders.  As promptly as practicable thereafter but not later than 20 days after the occurrence of a Change of Control, the Operating Partnership shall mail a written notice of the Change of Control to each holder at such holder’s address set forth on the books and records of the Operating Partnership and publish such notice on the Corporation’s web site on the World Wide Web.  The notice shall include the form of a Change of Control Purchase Notice (as defined in Section 11(c) below) to be completed by the holder and shall state:

(i)            the date of such Change of Control and, briefly, the events causing such Change of Control;

(ii)           the date by which the Change of Control Purchase Notice pursuant to this Section must be given;

(iii)          the Change of Control Purchase Date;

(iv)          the Conversion Rate and any adjustments thereto;

(v)           that Series I Preferred Units as to which a Change of Control Purchase Notice has been given may not thereafter be converted into Common Units; and

(vi)          the procedures that the holder of Series I Preferred Units must follow to exercise rights under this Section 11.

(c)           Conditions to Purchase.  (i) A holder of Series I Preferred Units may exercise its rights specified in Section 11(a) upon delivery of a written notice (which shall be in substantially the form included as Exhibit C to this Certificate and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Change of Control Purchase Notice”) to the Operating Partnership at any time prior to the close of business on the Business Day immediately before the Change of Control Purchase Date.

(ii)           Any purchase by the Operating Partnership contemplated pursuant to the provisions of this Section 11(c) shall be consummated by the delivery of the consideration to be received by the holder promptly following the Change of Control Purchase Date.

(d)           Effect of Change of Control Purchase Notice.  Upon receipt by the Operating Partnership of a valid Change of Control Purchase Notice, the holder of Series I Preferred Units in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive the Purchase Price with respect to such Series I Preferred Units.  Such Purchase Price shall be paid to such holder promptly on the Change of Control Purchase Date with respect to such Series I Preferred Units.  Any Series I Preferred Units in respect of which a Change of Control Purchase Notice has been given by the holder thereof may not be converted into Common Units on or after the date of the delivery of such Change of Control Purchase Notice

(e)           Cancellation of Series I Preferred Units.  Upon the payment of the Purchase Price to a holder of Series I Preferred Units electing to have his Series I Preferred Units purchased pursuant to this Section 11, such Series I Preferred Units shall be retired and canceled, distributions will cease to accrue and all other rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid), in each case on and as of the Change of Control Purchase Date.

SECTION 12.  Voting Rights.

(a)           The holders of record the Series I Preferred Units shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Partnership Agreement, or as otherwise provided by law.

(b)           The affirmative consent or approval of holders of at least two-thirds of the outstanding Series I Preferred Units, voting as a single class, shall be required to alter, repeal or amend any provisions of the Partnership Agreement or this Certificate, whether by merger, consolidation, combination, reclassification or otherwise (an “Event”), if the amendment would materially and adversely affect the rights, powers, or preferences of the holders of Series I Preferred Units; provided, however, that (i) an Event will not be deemed to materially and adversely affect such rights, powers or preferences, in each such case, where each Series I Preferred Units remains outstanding without a material change to its terms and rights or is converted into or exchanged for preferred units of the surviving entity having preferences, conversion and other rights, privileges, voting powers, restrictions, limitations and terms or conditions of redemption thereof identical to that of a Series I Preferred Unit; (ii) any increase in the amount of the authorized Common Units or Parity Units or the creation and issuance of any class or series of Common Units, other Junior Units or Parity Units will not be deemed to materially and adversely affect such rights, powers or preferences; and (iii) the creation of, or increase in the authorized number of, units of any class or series of Senior Units shall be deemed to materially and adversely affect such rights, powers and preferences.

SECTION 13.  Restrictions On Transfer.  The Series I Preferred Units shall be subject to the restrictions on transfer set forth in Sections 9.3 and 9.5 of the Partnership Agreement of the

Operating Partnership as if such units were “Partnership Units”.  Any transfer or attempted transfer (direct or indirect) in violation of the provisions of this Section 13 shall be null and void.

SECTION 14.  Currency.  All Series I Preferred Units shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$” or “dollars” refer to U.S. currency.

SECTION 15.  Headings.  The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Holder in Order to Convert

the 6% Series I Convertible Perpetual Preferred Units)

The undersigned hereby irrevocably elects to convert (the “Conversion”)              units of 6% Series I Convertible Perpetual Preferred Units (the “Series I Preferred Units”) into Common Units of Simon Property Group, L.P. (the “Operating Partnership”) according to the conditions of the Certificate of Designation establishing the terms of the Series I Preferred Units (the “Certificate of Designation”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned shall designate such persons name below and will pay all transfer taxes payable with respect thereto (unless it can be established that no such taxes are payable).  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The Operating Partnership is not required to issue Common Units unless the conditions for conversion of the Series I Preferred Units set forth in Section 7(b) of the Certificate of Designation have been satisfied.  If the foregoing conditions have been satisfied, the Operating Partnership shall issue Common Units to the undersigned (or its designee identified below) on the books and records of the Operating Partnership effective upon receipt of this Notice of Conversion and shall, within 5 Business Days of receipt of this Notice of Conversion, notify such holder of the effectiveness of such conversion in writing to such holder’s address set forth on the books and records of the Operating Partnership.  If the aforementioned conditions to conversion have not been satisfied, the Operating Partnership shall promptly notify the undersigned in writing.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Rate:

Number of Series I Preferred Units to be Converted:

Number of Common Units to be Issued:

Signature:

Name:	Name of Transferee (if applicable):

Address:(1)

Fax No.:

(1)           Address of the holder where any notices and payments shall be sent by the Operating Partnership.

EXHIBIT B

NOTICE OF EXCHANGE

(To be Executed by the Holder in Order to Exchange
6% Series I Convertible Perpetual Preferred Units for
Series I Convertible Perpetual Preferred Stock of Simon Property Group, Inc.)

Date:

The undersigned hereby irrevocably elects to exchange              6% Series I Convertible Perpetual Preferred Units (the “Series I Preferred Units”) of Simon Property Group, L.P. (the “Operating Partnership”) into that number of shares of 6% Series I Convertible Perpetual Preferred Stock (the “Series I Preferred Stock”) of Simon Property Group, Inc. (the “Managing General Partner”) in accordance with the Certificate of Designation establishing the terms of the Series I Preferred Units (the “Certificate of Designation”), effective as of the date written below or such later date as may be determined by the Managing General Partner in accordance with the Certificate of Designation).  If shares are to be issued in the name of a person other than the undersigned, the undersigned shall designate such person’s name below and will pay all transfer taxes payable with respect thereto (unless it can be established that no such taxes are payable).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Proposed Effective Date of Exchange (1):

Number of Series I Preferred Units to be exchanged:

Signature:

Name:	Name of Transferee (if applicable):

Address:(2)

Fax No.:

(1)           As may be agreed by the Managing General Partner in accordance with Section 10(d) of the Certificate of Designation.

(2)           Address of the holder where notices and payments shall be sent by the Operating Partnership.

EXHIBIT C

FORM OF NOTICE OF ELECTION OF REDEMPTION
UPON A CHANGE OF CONTROL

Simon Property Group, L.P.

115 West Washington Street, Suite 15 East

Indianapolis, Indiana 46204

Attn:  General Counsel

Re:          Simon Property Group, L.P.
6% Series I Convertible Perpetual Preferred Units
(the “Series I Preferred Units”)

The undersigned hereby irrevocably acknowledges receipt of a notice from Simon Property Group, L.P. (the “Operating Partnership”) as to the occurrence of a Change of Control with respect to Simon Property Group, Inc. and requests and instructs the Operating Partnership to purchase              Series I Preferred Units in accordance with the terms of the Certificate of Designation at the Purchase Price.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designation.

Dated:

Signature(s):

Print Name and Address:

Social Security or Other Taxpayer Identification Number:

EXHIBIT B-2 – LP PREFERRED UNIT DESIGNATION

CERTIFICATE OF DESIGNATION

OF

7.00% CUMULATIVE CONVERTIBLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Operating Partnership”) has agreed to designate a series of preferred units having the powers, preferences and relative, participating, optional or other special rights set forth herein and to issue the units so designated solely as partial consideration for the NED Portfolio Properties as defined in certain contribution agreements with respect to properties the sale of which was arranged by NED Management Limited Partnership and WellsPark Management LLC and, under certain circumstances, as partial consideration for Pheasant Lane Mall in Nashua New Hampshire and Cambridgeside Galleria in Cambridge, Massachusetts pursuant to contribution agreements with respect to those properties (the contribution agreements for the NED Portfolio Properties. Pheasant Lane Mall and Cambridgeside Galleria are referred to herein as the “Contribution Agreements”); and

WHEREAS, the designation of the preferred units of the Operating Partnership hereby is permitted by the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”); and

WHEREAS, Simon Property Group, Inc. (the “Corporation”), the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has determined that it is in the best interest of the Operating Partnership to designate a new series of preferred units of the Operating Partnership;

NOW THEREFORE, the Managing General Partner hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.  Designation and Number.  The units of such series shall be designated “7.00% Cumulative Convertible Preferred Units” (the “7.00% Cumulative Convertible Preferred Units”).  The authorized number of 7.00% Cumulative Convertible Preferred Units shall be 1,500,000 but such 7.00% Cumulative Convertible Preferred Units shall only be issuable as consideration pursuant to the Contribution Agreements.  Subject to Sections 5 and 6 hereof, each 7.00% Cumulative Convertible Preferred Unit shall be paired with one (1) 8.00% Cumulative Redeemable Preferred Unit of the Operating Partnership (“8.00% Cumulative Redeemable Preferred Unit”) or, if issued, with New Preferred Units as permitted under Section 5 of the Certificate of Designation of 8.00% Cumulative

Redeemable Preferred Units (the “8.00% Certificate of Designation”) and such paired units shall be subject to the transfer restrictions set forth in Section 9 hereof (as such, “Paired Units”); provided that in the event of (i) the redemption by the Operating Partnership of 8.00% Cumulative Redeemable Preferred Units for Common Units; (ii) the conversion of 8.00% Cumulative Redeemable Preferred Units into 8.00% Cumulative Redeemable Preferred Stock (as defined in the 8.00% Certificate of Designation) as permitted under Section 6 of such 8.00% Certificate of Designation or (iii) the repurchase of 8.00% Cumulative Redeemable Preferred Units payable in Paired Shares as permitted under Section 7 of such 8.00% Certificate of Designation, then in each such case, the 7% Cumulative Convertible Preferred Units shall cease to be paired with such Common Units issuable upon such redemption, such 8.00% Cumulative Redeemable Preferred Stock issuable upon such conversion, or such Paired Shares issuable upon repurchase, as the case may be, of the 8.00% Cumulative Redeemable Preferred Units and the provisions of Section 9(b) hereof shall no longer apply to the 7.00% Cumulative Convertible Preferred Units which had been paired with the 8.00% Cumulative Redeemable Preferred Stock which were so redeemed or converted.

SECTION 2.  Ranking.  The 7.00% Cumulative Convertible Preferred Units shall, with respect to the payment of distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, rank: (i) senior to the holders of Partnership Units of the Operating Partnership (the “Common Units”) and any other equity securities of the Operating Partnership which by their terms rank junior to the 7.00% Cumulative Convertible Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (such Common Units and such other equity securities, collectively, the “Junior Units”), (ii) pari passu with any other preferred units which are not by their terms junior or, subject to Section 11 hereof, senior to the 7.00% Cumulative Convertible Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, and in all respects shall rank pari passu with the 6.50% Series A Convertible Preferred Units, Series B Convertible Preferred Units, 8-3/4% Series B Cumulative Redeemable Preferred Units, 7.89% Series C Cumulative Step-Up Premium Rate Preferred Units and 8.00% Cumulative Redeemable Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (“Parity Units”) and (iii) subject to Section 11 hereof, junior to any other preferred units which by their terms are senior to the 7.00% Cumulative Convertible Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (“Senior Units”).

SECTION 3.  Distributions. (a)  Distributions on the 7.00% Cumulative Convertible Preferred Units are cumulative from the date of issuance and are payable quarterly on or about the last day of March, June, September and December of each year in an amount in cash equal to 7.00% of the Liquidation Preference (as defined herein) per annum.

(b)  Distributions on the 7.00% Cumulative Convertible Preferred Units, without any additional return on unpaid distributions, will accrue, whether or not the Operating

Partnership has earnings, whether or not there are funds legally available for the payment of such distribution and whether or not such distributions are declared or paid when due. All such distributions accumulate from the first date of issuance of any such 7.00% Cumulative Convertible Preferred Units. Distributions on the 7.00% Cumulative Convertible Preferred Units shall cease to accumulate on such units on the date of their earlier conversion or redemption.

(c)  In allocating items of income, gain, loss and deductions which could have an effect upon the determination of the federal income tax liability of any holder of a 7.00% Cumulative Convertible Preferred Unit, except as otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended, or any other applicable provisions thereof, the Operating Partnership shall allocate each such item proportionately, based on the distributive share of profits or losses, as the case may be, of the Operating Partnership allocated to holders of the 7.00% Cumulative Convertible Preferred Units as compared to the total of the distributive shares of such profits and losses, as the case may be, allocated to all partners of the Operating Partnership.

(d)  If any 7.00% Cumulative Convertible Preferred Units are outstanding, then, except as provided in the following sentence, no distributions shall be declared or paid or set apart for payment on any Parity Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the 7.00% Cumulative Convertible Preferred Units for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the 7.00% Cumulative Convertible Preferred Units and any Parity Units, all distributions declared upon the 7.00% Cumulative Convertible Preferred Units and any other Parity Units shall be declared pro rata so that the amount of distributions declared per 7.00% Cumulative Convertible Preferred Unit and such other Parity Units shall in all cases bear to each other the same ratio that accrued distributions per 7.00% Cumulative Convertible Preferred Unit and such other series of Parity Units bear to each other.

(e)  Except as provided in subparagraph (d) above, unless full cumulative distributions on the 7.00% Cumulative Convertible Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Junior Units) shall be declared, set aside for payment or paid and no other distribution shall be declared or made upon any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Operating Partnership (except by conversion into or exchange for Junior Units).

SECTION 4.  Liquidation Preference.  (a)  Each 7.00% Cumulative Convertible Preferred Unit shall be entitled to a liquidation preference of $28.00 per 7.00% Cumulative Convertible Preferred Unit (“Liquidation Preference”).

(b)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership pursuant to Article VIII of the Partnership Agreement, the holders of 7.00% Cumulative Convertible Preferred Units then outstanding shall be entitled to be paid out of the assets of the Operating Partnership available for distribution, after and subject to the payment in full of all amounts required to be distributed to the holders of Senior Units, but before any payment shall be made to the holders of Junior Units, an amount equal to the aggregate Liquidation Preference of the 7.00% Cumulative Convertible Preferred Units held by such holder, plus an amount equal to accrued and unpaid distributions thereon, if any.  If upon any such liquidation, dissolution or winding up of the Operating Partnership the remaining assets of the Operating Partnership available for the distribution after payment in full of amounts required to be paid or distributed to holders of Senior Units shall be insufficient to pay the holders of the 7.00% Cumulative Convertible Preferred Units the full amount to which they shall be entitled, the holders of the 7.00% Cumulative Convertible Preferred Units and the holders of any series of Parity Units shall share ratably with other holders of Parity Units in any distribution of the remaining assets and funds of the Operating Partnership in proportion to the respective amounts which would otherwise be payable in respect to the Parity Units held by each of the said holders upon such distribution if all amounts payable on or with respect to said Parity Units were paid in full.  After payment in full of the Liquidation Preference and accumulated and unpaid distributions to which they  are entitled, the holders of 7.00% Cumulative Convertible Preferred Units shall not be entitled to any further participation in any distribution of the assets of the Operating Partnership.

SECTION 5.  Redemption.  (a)  General.  The 7.00% Cumulative Convertible Preferred Units are not redeemable, except as permitted under Sections 6 and 7 herein, prior to August 27, 2009.

(b)  Optional Redemption.  (i) On and after August 27, 2009, the Operating Partnership may, at its option, at any time, redeem the 7.00% Cumulative Convertible Preferred Units, in whole or in part, at the Liquidation Preference, plus accrued and unpaid distributions thereon, if any, to and including the date of redemption (the “Redemption Price”).  The Redemption Price (other than the portion thereof consisting of accrued and unpaid distributions, which shall be payable in cash) is payable in Common Units at the Deemed Partnership Unit Value, as of the Redemption Date (as defined below), of the Common Units to be issued.

(ii) Provided that no later than the Redemption Date the Operating Partnership shall have (A) set apart the funds necessary to pay the accrued and unpaid distribution on all the 7.00% Cumulative Convertible Preferred Units then called for redemption and (B) reserved for issuance a sufficient number of authorized Common Units, the Operating Partnership may give the holders of the 7.00% Cumulative Convertible Preferred Units written notice (“Redemption Notice”) of a redemption pursuant to Section 5(b) (a “Redemption”) not more than 70 nor less than 40 calendar days prior to the date fixed for redemption (the “Redemption Date”) at the address of such holders on the books of the Operating Partnership (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a Redemption except as to the holder to whom the Operating Partnership has failed to give such notice or whose notice was defective).  The 7.00% Cumulative

Convertible Preferred Units for which the Redemption Price has been paid shall no longer be deemed outstanding from and after the date of payment and all rights with respect to such units shall forthwith cease and terminate.  In case fewer than all of the outstanding 7.00% Cumulative Convertible Preferred Units are called for redemption, such units shall be redeemed pro rata, as nearly as practicable, among all holders of 7.00% Cumulative Convertible Preferred Units, provided that, if within 20 business days of the Redemption Notice the Contributor Representative (as such term is defined in the Tax Protection Agreement entered into on or prior to the date hereof between Operating Partnership and certain other parties (the “Tax Protection Agreement”)) notifies the Operating Partnership of an alternative allocation (“Allocation Notice”), then the redemption of the 7.00% Cumulative Preferred Units shall be allocated in accordance with such Allocation Notice.  On or before the Redemption Date, a holder of 7.00% Cumulative Convertible Preferred Units shall have the conversion right set forth in Section 6 hereof notwithstanding anything in this Section 5 to the contrary.

(c)  In the event of the redemption of a 7.00% Cumulative Convertible Preferred Unit pursuant to this Section 5 for Common Units (but not any Paired Shares issued upon conversion thereof in exchange therefore), then such Common Units issuable upon such conversion shall be paired with 8.00% Cumulative Redeemable Preferred Units so that they are transferable, redeemable or convertible as a paired unit consisting of the Common Units so issued and one (1) 8.00% Cumulative Redeemable Preferred Unit and such paired units shall be “Paired Units” for purposes hereof.

SECTION 6.  Conversion.    (a)  Each 7.00% Cumulative Convertible Preferred Unit shall be convertible at the option of the holder, at any time on and after August 27, 2004, upon no less than 15 business days prior written  notice to the Corporation and the Operating Partnership, in whole or in part, unless previously redeemed, pursuant to Section 6(b) below.

(b)  Each 7.00% Cumulative Convertible Preferred Unit that the holder elects to convert will be redeemed for the sum of (i) a share of 7.00% Cumulative Convertible Preferred Stock of the Corporation having an aggregate liquidation preference equal to the Liquidation Preference of the 7.00% Cumulative Convertible Preferred Units that the holder elects to convert plus (ii) a cash payment in an amount equal to accrued and unpaid distributions thereon.  The preferred stock of the Corporation so issued shall have the rights and preferences set forth on Annex I hereto (“Corporation 7.00% Cumulative Convertible Preferred Stock”); provided, however, if the Closing Price of the Paired Shares on any three (3) consecutive trading days occurring after the date hereof  is greater than the then Threshold Value (defined below), then each such 7.00% Cumulative Convertible Preferred Unit that the holder so elects to convert will instead be converted into 0.75676 Common Units (as adjusted from time to time pursuant to Section 6(c) hereof, the “Conversion Factor”).  Common Units or Corporation 7.00% Cumulative Convertible Preferred Stock issuable upon the conversion of 7.00% Cumulative Convertible Preferred Units shall be deemed “Conversion Units” hereunder.  The “Threshold Value” initially shall be $37.00 but shall be subject to adjustment pursuant to Section 6(d) hereof.

(c)  Adjustments to the Conversion Factor.  (i)  Adjustments for Dividends and Distributions.  In case the Operating Partnership shall at any time or from time to time after the original issuance of the 7.00% Cumulative Convertible Preferred Units declare a dividend, or make a distribution, on the outstanding Common Units, in either case, in additional Common Units, or effect a subdivision, combination, consolidation or reclassification of the outstanding Common Units into a greater or lesser number of Common Units, then, and in each such case, the Conversion Factor in effect immediately prior to such event or the record date therefore, whichever is earlier, shall be adjusted by multiplying such Conversion Factor by a fraction, (A) the numerator of which is the number of Common Units that were outstanding immediately after such event and (B) the denominator of which is the number of Common Units outstanding immediately prior to such event. An adjustment made pursuant to this Section 6(c) shall become effective in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such partnership action becomes effective.

(ii)  Adjustment for Issuances.  In case the Corporation shall issue (other than upon the exercise of options, rights or convertible securities) Paired Shares at a price per share less than 95% of the Current Per Share Market Price, then, and in each such case, the Conversion Factor in effect immediately prior to such issuance shall be adjusted so as to be equal to an amount determined by multiplying the Conversion Factor in effect immediately prior to such event by a fraction of which (A) the numerator shall be (x) the number of Paired Shares outstanding at the close of business on the date immediately preceding such issuance plus (y) the number of Paired Shares so issued and (B) the denominator shall be (x) the number of Paired Shares outstanding immediately preceding such issuance plus (y) the number of Paired Shares which the aggregate consideration receivable by the Corporation in connection with such issuance would purchase at such Current Per Share Market Price.  For purposes of this Section 6(c)(ii), the aggregate consideration receivable by the Corporation in connection with the issuance for cash of Paired Shares shall be deemed to be equal to the gross offering price (before deduction of customary underwriting discounts or commissions and expenses payable to third parties) of all such securities being issued.

(iii)  Issuance of Options, Warrants or Other Rights.   In case the Corporation shall issue rights to subscribe for or purchase, or options or warrants to purchase, any Paired Shares (or securities convertible into Paired Shares) at a price per Paired Share (or having a conversion price per Paired Share) less than 95% of the Current Per Share Market Price, the Conversion Factor in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Factor in effect immediately prior thereto by a fraction, of which (A) the numerator shall be (x) the number of Paired Shares outstanding on the date immediately preceding such issuance plus (y) the total number of additional Paired Shares offered for subscription or issuable upon exercise of such options or warrants (or into which the convertible securities so offered are convertible) and (B) the denominator of which shall be (x) the number of Paired Shares outstanding at the close of business on the date immediately preceding such issuance plus (y) the number of Paired Shares which the aggregate offering price of the total number of Paired Shares so offered for subscription or issuable upon exercise of such options or warrants (or the aggregate conversion price of the convertible securities so offered) would purchase at such the Current Per Share Market Price. Such adjustment shall be made successively whenever any rights, options or warrants are issued; provided, however, that in the event that all Paired Shares offered for subscription or purchase are not delivered (or securities convertible into Paired Shares are not delivered) upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Factor shall be readjusted to the Conversion Factor which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustments made upon the issuance of such rights, options or warrants been made based upon the number of Paired Shares (or securities convertible into Paired Shares) actually delivered upon the exercise of such rights, options or warrants rather than upon the number of Paired Shares offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Paired Shares at less than 95% of such Current Per Share Market Price, and in determining the aggregate offering price of such rights, options or warrants (or the aggregate conversion price of the convertible securities), there shall be taken into account any consideration received by the Corporation for such rights, options or warrants (or convertible securities) and receivable by the Corporation upon the exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.  Notwithstanding the foregoing, this Section 6(c)(iii) shall not apply to the issuance of a right, option or warrant to purchase Paired Shares pursuant to any employee stock option or similar plan adopted by the Board of Directors of the Corporation.

(iv)  Adjustment for Consolidation, Merger, Reorganization or Recapitalization, etc. In case of any consolidation, merger or reorganization of the Corporation or the Operating Partnership with or into another Entity or the sale of all or substantially all of the assets of the Corporation or the Operating Partnership to another Entity (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 4 hereof or any recapitalization of either the Corporation or the Operating Partnership), each 7.00% Cumulative Convertible Preferred Unit shall, in the case of such sale, thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Corporation 7.00% Cumulative Convertible Preferred Stock of the Corporation or Common Units of the Operating Partnership, as the case may be, deliverable upon conversion of such 7.00% Cumulative Convertible Preferred Units would have been entitled upon such sale and, in the case of such consolidation, merger or reorganization or recapitalization, the holder of each 7.00% Cumulative Convertible Preferred  Unit will, insofar as practicable, receive a security or securities in the surviving entity or the recapitalized entity, as the case may be, comparable to the 7.00% Cumulative Convertible Preferred Unit which, among other comparable provisions, insofar as may be practicable, shall be convertible into securities comparable to the Common Units but shall, following such merger, consolidation or reorganization, be immediately convertible following such merger, consolidation or reorganization notwithstanding the requirements set forth in Section 6(b) hereof; and, in such case, other appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation, in the case of a consolidation, merger, reorganization, recapitalization or sale involving the Corporation, or the Managing General Partner, in the case of a consolidation, merger, reorganization, recapitalization or sale involving the Operating Partnership) shall be made in the application of the provisions in this Section 6 set forth with respect to the rights and interests thereafter of the holders of the 7.00% Cumulative Convertible Preferred Units, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Factor) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock, partnership units or other property thereafter deliverable upon the conversion of the 7.00% Cumulative Convertible Preferred Units.

(d)  Adjustments to the Threshold Value.  (i)  In case the Corporation shall at any time or from time to time after the original issuance of the 7.00% Cumulative Convertible Preferred Units declare a dividend, or make a distribution, on the outstanding Paired Shares, in either case, in additional Paired Shares, or effect a subdivision, combination, consolidation or reclassification of the outstanding Paired Shares into a greater or lesser number of Paired Shares, then, and in each such case, the Threshold Value in effect immediately prior to such event or the record date therefore, whichever is earlier, shall be adjusted by multiplying such Threshold Value by a fraction, (A) the numerator of which is the number of Paired Shares that were outstanding immediately prior such event and (B) the denominator of which is the number of Paired Shares outstanding immediately after to such event.

(ii)  The Threshold Value shall also be equitably adjusted to reflect the effect of an issuance which would result in an adjustment to the Conversion Factor under Section 6(c)(iv).

(iii)  An adjustment made pursuant to this Section 6(d) shall become effective in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Paired Shares entitled to receive such dividend or distribution, or in the case of any such subdivision, reclassification, recapitalization, consolidation or combination, at the close of business on the day upon which such partnership or corporate action becomes effective.

(e)  No adjustment in the Conversion Factor or the Threshold Value shall be required unless such adjustment would require an increase or decrease of at least 0.25% of the Conversion Factor or the Threshold Value, as applicable; provided, that any adjustments which by reason of this Section 6(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f)  No fractional Conversion Units or scrip representing fractions of Conversion Units shall be issued upon conversion of a 7.00% Cumulative Convertible Preferred Unit.  If a fractional Conversion Unit is otherwise deliverable to a converting holder upon a conversion of 7.00% Cumulative Convertible Preferred Units, the Operating Partnership shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fractional interest, calculated to the nearest 1/1000th of a unit, to be computed using the current market price of a Paired Share on the date of conversion, in the case of a conversion into Common Units.

(g)  Whenever the Conversion Factor is adjusted pursuant to Section 6(c) or the Threshold Value is adjusted pursuant to Section 6(d), the Operating Partnership shall promptly mail to the holders of 7.00% Cumulative Convertible Preferred Units at their addresses as shown on the books of the Operating Partnership and to the Contributor Representative at its notice address pursuant to the Tax Protection Agreement a notice stating that the Conversion Factor and/or the Threshold Value, as the case may be, has been adjusted, the effective date of such adjustment and the new Conversion Factor or Threshold Value.

(h)  In the event of the conversion of a 7.00% Cumulative Convertible Preferred Unit pursuant to this Section 6 into Common Units, then such Common Units issuable upon such conversion shall be paired with 8.00% Cumulative Redeemable Preferred Units so that they are transferable, redeemable or convertible as a paired unit consisting of 0.75676 Common Units (subject to adjustment) and one (1) 8.00% Cumulative Redeemable Preferred Unit and such paired units shall be “Paired Units” for purposes hereof; provided, however, that 8.00% Cumulative Redeemable Preferred Units shall not be paired with Paired Shares issued upon conversion or in exchange for Common Units.  In the event of the conversion of a 7.00% Cumulative Convertible Preferred Unit pursuant to this Section 6 into 7.00% Cumulative Convertible Preferred Stock, then the 8.00% Cumulative Redeemable Preferred Unit to which it is paired shall simultaneously be converted into 8.00% Cumulative Convertible Preferred Stock pursuant to Section 6 of the 8.00% Certificate of Designation.

SECTION 7.   Put Right.      (a)  In the event of (i) the death of an Actual Taxpayer (as defined in the Tax Protection Agreement) holding directly or indirectly 7.00% Cumulative Convertible Preferred Units, (ii) in the case of 7.00% Cumulative Convertible Preferred Units held directly or indirectly by an Actual Taxpayer in trust, the death of the person designated from time to time by the trustee(s) of such trust, or (iii) a Tax Triggering Event with respect to an Actual Taxpayer holding directly or indirectly 7.00% Cumulative Convertible Preferred Units, then in any such event such holder or the subsequent holder or holders, as the case may be, of such 7.00% Cumulative Convertible Preferred Units may require the Operating Partnership to repurchase such 7.00% Cumulative Convertible Preferred Units, in accordance with Section 7(b) below, at a price of $28.00 per 7.00% Cumulative Convertible Preferred Unit, plus distributions accrued and unpaid to the repurchase date (such sum, the “Repurchase Price”).  As used in this Section 7(a), “Tax Triggering Event” means, with respect to any Actual Taxpayer holding directly or indirectly 7.00% Cumulative Convertible Preferred Units, any transaction by the Operating Partnership (x) involving the Contributed Property and (y) constituting a Taxable Sale.  The terms Contributed Property and Taxable Sale shall have the meanings specified in the Tax Protection Agreement.  The term “Repurchase Date” shall mean the date on which the first payment (in cash or Paired Shares) is made as described in Section 7(b) below.

(b)  The aggregate Repurchase Price shall be paid within one year after the exercise of the right described in Section 7(a) above, at the option of the Operating Partnership, (i) in cash, or (ii) in fully registered Paired Shares valued at the Current Per Share Market Price for such Paired Shares as of the date such shares are to be issued hereunder, except that the portion of the aggregate Repurchase Price consisting of accrued and unpaid distributions shall be paid in full in cash when such distributions are paid with respect to other 7.00% Cumulative Convertible Preferred Units, but in no event later than the time of the first cash payment provided in this Section 7(b) or the issuance of such Paired Shares, as the case may be.  If the Operating Partnership elects to pay for the 7.00% Cumulative Convertible Preferred Units in cash, the aggregate Repurchase Price shall be paid, at the option of the Operating Partnership, either (x) in full on or before such date which is one year after the exercise of the right described in Section 7(a) above or (y) in four (4) equal annual installments commencing not later than one year after the exercise of the right described in Section 7(a) above, with interest accruing on unpaid amounts from the date of exercise of the right described in Section 7(a) above at the rate of 7% per annum.

SECTION 8.  No Right to Certain Distributions.  Any holder of 7.00% Cumulative Convertible Preferred Units whose units are redeemed pursuant to Section 5 hereto, converted pursuant to Section 6 hereto or caused to be repurchased pursuant to Section 7 hereto, prior to being entitled to received any cash or other securities upon the occurrence of any such event, will be required to execute and deliver to the Operating Partnership and the Corporation a Distribution Return Agreement substantially in the form of Annex II hereto.

SECTION 9.  Restrictions on Transfer; Stapled Security. Restrictions on Transfer, Redemption, Conversion or Put; Stapled Security.  (a) The Paired Units shall be subject to the restrictions on transfer set forth in Sections 9.3 and 9.5 of the Partnership Agreement as if such units were “Partnership Units” there under.  Any transfer or attempted transfer in violation of the provisions of this Section 9(a)  shall be null and void.

(b)  Notwithstanding anything in this Certificate of Designation to the contrary, Paired Units shall only be transferred to a transferee, caused to be redeemed pursuant to Section 5, converted pursuant to Section 6 or caused to be repurchased pursuant to Section 7 as a Paired Unit, if any such units are otherwise required to be paired under this Certificate of Designation.  Any such transfer, redemption or repurchase or attempted transfer, redemption or repurchase of 7.00% Cumulative Convertible Preferred Units in violation of the provisions of this Section 9(b) shall be null and void.

SECTION 10.   Status of Converted or Redeemed 7.00% Cumulative Convertible Preferred Units.  Upon any conversion or any redemption, repurchase or other acquisition by the Operating Partnership of 7.00% Cumulative Convertible Preferred Units, the 7.00% Cumulative Convertible Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

SECTION 11.  Voting. (a) The Operating Partnership shall not, without the affirmative consent or approval of the holders of at least a majority of the 7.00% Cumulative Convertible Preferred Units then outstanding, voting separately as a class, (i) authorize any Senior Units; (ii) amend, alter or modify any of the provisions of this Certificate of Designation so as to adversely affect the holders of 7.00% Cumulative Convertible Preferred Units; or (iii) issue to any holder of Common Units any Parity Units by way of exchange, distribution or similar transaction in respect of such Common Units, unless such exchange, distribution or similar transaction is for fair value (as determined in good faith by the Managing General Partner).

(b) The Corporation shall not, without the affirmative consent or approval of the holders of at least a majority in Liquidation Preference of the 7.00% Cumulative Convertible Preferred Units and Corporation 7.00% Cumulative Convertible Preferred Stock then outstanding, voting together as a single class, (i) authorize any Senior Preferred Stock (as defined in Annex I hereto) or (ii) amend, alter or modify any of the provisions of the Certificate of Designation of the Corporation 7.00% Cumulative Convertible Preferred Stock so as to adversely affect the holders thereof.

SECTION 12.   Registration Rights for Corporation 7.00% Cumulative Convertible Preferred Stock.  The Corporation 7.00% Cumulative Convertible Preferred Stock issued to any holder of 7.00% Cumulative Convertible Preferred Units pursuant to Section 6 hereof shall be deemed “Registrable Securities” for purposes of Section 9.6 of the Partnership Agreement, subject to the limitations and qualifications contained in Section 9.6 of the Partnership Agreement unless the holder of such 7.00% Cumulative Convertible Preferred Units is party to a registration rights agreement pursuant to Section 5.06 of the Portfolio Agreement, in which case such holder exclusively shall have the rights set forth therein.

SECTION 13.  Issuance of Paired SRC Limited Partnership Units.  If any Common Units are to be issued to a holder of a 7.00% Cumulative Convertible Preferred Unit in connection with the redemption or conversion of such 7.00% Cumulative Convertible Preferred Unit as provided herein, the Operating Partnership shall distribute to the holder of such 7.00% Cumulative Convertible Preferred Unit so converted, for no additional consideration, a number of SRC Limited Partnership Units (as defined in the Partnership Agreement) equal to the number of Common Units so issued; provided, however, that if the value of such SRC Limited Partnership Units, as determined by the Operating Partnership consistent with its prior valuation methodology used to value SRC Limited Partnership Units, exceeds $.50 per Unit, then prior to the distribution of such SRC Limited Partnership Units, the Operating Partnership shall notify the Contributor Representative of its valuation of the SRC Limited Partnership Units.  If the Contributor Representative believes that the distribution of such SRC Limited Partnership Units may be taxable to the converting holders under Section 731(a) of the Code it may request that the Operating Partnership offer to provide the converting Partners with the opportunity to enter into so- called “bottom-up” guarantees under terms and conditions set forth in Section 2(z) of the Tax Protection Agreement, mutatis mutandis.  Remedy for a failure by the Operating Partnership to comply with such obligation to provide “bottom- up” guarantees shall be as set forth in Section 3 of the Tax Protection Agreement, mutatis mutandis.  It shall be a condition to any distribution of SRC Limited Partnership Units to a holder that such holder agree in writing to become a limited partner under the SRC Partnership agreement.

SECTION 14.  Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

“Closing Price” on any date shall mean the last sale price per share, regular way, of the Paired Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Paired Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Paired Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Paired Shares are listed or admitted to trading or, if the Paired Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the Paired Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Paired Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Paired Shares selected from time to time by the Board of Directors of the Managing General Partner.

“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on such date.

“Deemed Partnership Unit Value” as of any date shall mean (i) the Current Per Share Market Price as of the Trading Day immediately preceding such date, minus (ii) the SPG Realty Deemed Partnership Unit Value; provided, however, that in the event of a stock dividend, stock split, stock distribution or the like, the Deemed Partnership Unit Value shall be adjusted by the Managing General Partner to provide fair and equitable arrangements, to the extent necessary, to fully adjust and avoid any dilution in the rights of the holders of the 7.00% Cumulative Convertible Preferred Units.

“Entity” shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

“Limited Partners” shall mean those Persons whose names are set forth on Exhibit A to the Partnership Agreement as Limited Partners, their permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Operating Partnership.

“Managing General Partner” shall mean Simon Property Group, Inc., a Delaware corporation.

“Non-Managing General Partners” shall mean, collectively, SD Property Group, Inc. and SPG Properties, Inc.

“Paired Share” shall mean one Share and one Trust Interest.

“Partners” shall mean the Managing General Partner, the Non-Managing General Partners and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Operating Partnership at the time of reference thereto.

“Partnership Units” shall mean the interest in the Operating Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in the Partnership Agreement and all distributions from the Operating Partnership, and its rights of management, consent, approval, or participation, if any, as provided in the Partnership Agreement. Partnership Units do not include Preferred Units.  Each Partner’s percentage ownership interest in the Operating Partnership shall be determined by dividing the number of Partnership Units then owned by each Partner by the total number of Partnership Units then outstanding.

“Person” shall mean any individual or Entity.

“Shares” shall mean the shares of common stock, par value $0.0001 per share, of the Corporation.

“SPG Managing General Partner” shall mean SPG Realty Consultants, Inc.

“SPG Realty” shall mean SPG Realty Consultants, Inc.

“SPG Realty Deemed Partnership Unit Value” with respect to a particular Trust Interest as of any date shall mean the value of the SPG Shares underlying such Trust Interest, which shall be an amount equal to the greater of (i) the aggregate par value of the SPG Share underlying the Trust Interest and (ii) the amount determined in good faith by the Board of Directors of the  SPG Managing General Partner to represent the fair market net asset value of the SPG Share underlying the Trust Interest.

“SPG Shares” shall mean the Common Stock, par value $.01 per share of the SPG Managing General Partner.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Paired Shares are listed or admitted to trading is open for the transaction of business or, if the Paired Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trust” shall mean the trust owning all of the outstanding shares of Common Stock, par value $0.0001 per share, of SPG Realty subject to a trust agreement among certain stockholders of the Corporation, a trustee and the SPG Realty pursuant to which all holders of Shares are beneficiaries of such Trust.

“Trust Interest” shall mean a pro rata beneficial interest in the Trust.

DISTRIBUTION RETURN AGREEMENT

Date:

Simon Property Group, L.P.

National City Center

115 West Washington Street, Suite 15 East

Indianapolis, Indiana 46204

Dear Sirs:

The undersigned is a holder of 7.00% Cumulative Convertible Preferred Units (“Preferred Units”) of Simon Property Group, L.P., a Delaware limited liability (the “Operating Partnership”).  On the date hereof, the undersigned has presented to the Operating Partnership                            (number) Preferred Units (the “Tendered Units”) for (a) redemption (the “Redemption”); (b) conversion (the “Conversion”) or (c) repurchase (the “Repurchase”) pursuant to their terms.  This letter agreement is being given in satisfaction of a condition to the Redemption, Conversion, or Repurchase, as applicable, of the Tendered Units.

The undersigned hereby agrees with the Operating Partnership that, in the event the undersigned receives any payment or distribution with respect to Tendered Units after their Redemption, Conversion, or Repurchase, as applicable, other than a payment or distribution required to be made in connection therewith, the undersigned will promptly remit such payment or distribution back to the Operating Partnership.

In furtherance of the foregoing, the undersigned further grants to the Operating Partnership the right to set off against any unpaid amount due to the Operating Partnership under this letter agreement any debt or other obligation of the Operating Partnership owing to the undersigned, including, without limitation, any dividend or other distribution payable to the undersigned by reason of its ownership of Preferred Units or any other securities of the Operating Partnership.

This letter agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of laws principles.

Very truly yours,

(Name of Holder of Preferred Units)

By:
Name:
Title:

AGREED:

SIMON PROPERTY GROUP, L.P.

By:

Name:

Title:

CERTIFICATE OF DESIGNATION

OF

8.00% CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Operating Partnership”) has agreed to designate a series of preferred units having the powers, preferences and relative, participating, optional or other special rights set forth herein and to issue the units so designated solely as partial consideration for the NED Portfolio Properties as defined in certain contribution agreements with respect to properties the sale of which was arranged by NED Management Limited Partnership and WellsPark Management LLC and, under certain circumstances, as partial consideration for Pheasant Lane Mall in Nashua New Hampshire and Cambridgeside Galleria in Cambridge, Massachusetts pursuant to contribution agreements with respect to those properties (the contribution agreements for the NED Portfolio Properties. Pheasant Lane Mall and Cambridgeside Galleria are referred to herein as the “Contribution Agreements”); and

WHEREAS, the designation of the preferred units of the Operating Partnership hereby is permitted by the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”); and

WHEREAS, Simon Property Group, Inc. (the “Corporation”), the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has determined that it is in the best interest of the Operating Partnership to designate a new series of preferred units of the Operating Partnership;

NOW THEREFORE, the Managing General Partner hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.  Designation and Number.  The units of such series shall be designated “8.00% Cumulative Redeemable Preferred Units” (the “8.00% Cumulative Redeemable Preferred Units”).  The authorized number of 8.00% Cumulative Redeemable Preferred Units shall be 1,500,000 but such 8.00% Cumulative Redeemable Preferred Units shall only be issuable as consideration pursuant to the Contribution Agreements.  Subject to Sections 5 and 6 hereof, each 8.00% Cumulative Redeemable Preferred Unit shall be paired with one (1) 7.00% Cumulative Convertible Preferred Unit of the Operating Partnership (“7.00% Cumulative Convertible Preferred Unit”) or one (1) Common Unit into which such 7.00% Cumulative Convertible Preferred Unit is converted and such paired units shall be subject to the transfer restrictions set forth in Section 9 hereof (as such, “Paired Units”); provided that in the event of (i) the redemption by the Operating Partnership of the 8.00% Cumulative Redeemable Preferred Units for Common Units; (ii) the conversion of 8.00% Cumulative Redeemable Preferred Units into 8.00% Cumulative Redeemable Preferred Stock (as defined below) as permitted under Section 6 herein or (iii) the repurchase of 8.00% Cumulative Redeemable Preferred Units payable in Paired Shares as  permitted under Section 7 herein, then in each such case, the 7.00% Cumulative Convertible Preferred Units shall cease to be paired with such Common Units issuable upon such redemption, such 8.00% Cumulative Redeemable Preferred Stock issuable upon such conversion, or such Paired Shares issuable upon repurchase, as the case may be, and the provisions of Section 9(b) hereof shall no longer apply to 8.00% Cumulative Redeemable Preferred Units which had been paired with the 8.00% Cumulative Redeemable Preferred Stock which were so redeemed or converted.

SECTION 2.  Ranking. The 8.00% Cumulative Redeemable Preferred Units shall, with respect to the payment of distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, rank: (i) senior to the holders of Partnership Units of the Operating Partnership (the “Common Units”) and any other equity securities of the Operating Partnership which by their terms rank junior to the 8.00% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (such Common Units and such other equity securities, collectively, the “Junior Units”), (ii) pari passu with any other preferred units which are not by their terms junior or, subject to Section 11 hereof, senior to the 8.00% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, and in all respects shall rank pari passu with the 6.50% Series A Convertible Preferred Units, Series B Convertible Preferred Units, 8-3/4% Series B Cumulative Redeemable Preferred Units, 7.89% Series C Cumulative Step-Up Premium Rate Preferred Units and 7.00% Cumulative Convertible Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (“Parity Units”) and (iii) subject to Section 11 hereof, junior to any other preferred units which by their terms are senior to the 8.00% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (“Senior Units”).

SECTION 3.  Distributions. (a)  Distributions on the 8.00% Cumulative Redeemable Preferred Units are cumulative from the date of issuance and are payable quarterly on or about the last day of March, June, September and December of each year in an amount in cash equal to 7.00% of the Liquidation Preference (as defined herein) per annum.

(b)  Distributions on the 8.00% Cumulative Redeemable Preferred Units, without any additional return on unpaid distributions, will accrue, whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distribution and whether or not such distributions are declared or paid when due. All such distributions accumulate from the first date of issuance of any such 8.00% Cumulative Redeemable Preferred Units. Distributions on the 8.00% Cumulative Redeemable Preferred

Units shall cease to accumulate on such units on the date of their earlier conversion or redemption.

(c)  In allocating items of income, gain, loss and deductions which could have an effect upon the determination of the federal income tax liability of any holder of the 8.00% Cumulative Redeemable Preferred Unit, except as otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended, or any other applicable provisions thereof, the Operating Partnership shall allocate each such item proportionately, based on the distributive share of profits or losses, as the case may be, of the Operating Partnership allocated to holders of the 8.00% Cumulative Redeemable Preferred Units as compared to the total of the distributive shares of such profits and losses, as the case may be, allocated to all partners of the Operating Partnership.

(d)  If any 8.00% Cumulative Redeemable Preferred Units are outstanding, then, except as provided in the following sentence, no distributions shall be declared or paid or set apart for payment on any Parity Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the 8.00% Cumulative Redeemable Preferred Units for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the 8.00% Cumulative Redeemable Preferred Units and any Parity Units, all distributions declared upon the 8.00% Cumulative Redeemable Preferred Units and any other Parity Units shall be declared pro rata so that the amount of distributions declared the 8.00% Cumulative Redeemable Preferred Unit and such other Parity Units shall in all cases bear to each other the same ratio that accrued distributions per 8.00% Cumulative Redeemable Preferred Unit and such other series of Parity Units bear to each other.

(e)  Except as provided in subparagraph (d) above, unless full cumulative distributions on the 8.00% Cumulative Redeemable Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Junior Units) shall be declared, set aside for payment or paid and no other distribution shall be declared or made upon any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Operating Partnership (except by conversion into or exchange for Junior Units).

SECTION 4.  Liquidation Preference.  (a)  Each 8.00% Cumulative Redeemable Preferred Unit shall be entitled to a liquidation preference of $30.00 per 8.00% Cumulative Redeemable Preferred Unit (“Liquidation Preference”).

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership pursuant to Article VIII of the Partnership Agreement, the holders of 8.00% Cumulative Redeemable Preferred Units then outstanding shall be entitled to be paid out of the assets of the Operating Partnership available for distribution, after and subject to the payment in full of all amounts required to be distributed to the holders of

Senior Units, but before any payment shall be made to the holders of Junior Units, an amount equal to the aggregate Liquidation Preference of the 8.00% Cumulative Redeemable Preferred Units held by such holder, plus an amount equal to accrued and unpaid distributions thereon, if any.  If upon any such liquidation, dissolution or winding up of the Operating Partnership the remaining assets of the Operating Partnership available for the distribution after payment in full of amounts required to be paid or distributed to holders of Senior Units shall be insufficient to pay the holders of the 8.00% Cumulative Redeemable Preferred Units the full amount to which they shall be entitled, the holders of the 8.00% Cumulative Redeemable Preferred Units, and the holders of any series of Parity Units, shall share ratably with other holders of Parity Units in any distribution of the remaining assets and funds of the Operating Partnership in proportion to the respective amounts which would otherwise be payable in respect to the Parity Units held by each of the said holders upon such distribution if all amounts payable on or with respect to said Parity Units were paid in full. After payment in full of the Liquidation Preference and accumulated and unpaid distributions to which they are entitled, the holders of 8.00% Cumulative Redeemable Preferred Units shall not be entitled to any further participation in any distribution of the assets of the Operating Partnership.

SECTION 5.  Redemption.  (a)  General.  The 8.00% Cumulative Redeemable Preferred Units are not redeemable, except as permitted under Sections 6 and 7 herein, prior to August 27, 2009.

(b)  Optional Redemption.  (i) On and after August 27, 2009, the Operating Partnership may, at its option, at any time, redeem the 8.00% Cumulative Redeemable Preferred Units, in whole or in part, at the Liquidation Preference, plus accrued and unpaid distributions thereon, if any, to and including the date of redemption (the “Redemption Price”).  The Redemption Price (other than the portion thereof consisting of accrued and unpaid distributions, which shall be payable in cash) is payable, at the option of the Operating Partnership, in any combination of (i) new preferred unit (“New Preferred Units”) of the Operating Partnership having substantially the same terms as the 8.00% Cumulative Redeemable Preferred Units with a distribution coupon to be reset based on the then market rates (such rate to be determined in good faith by the Managing General Partner), or (ii) in Common Units at the Deemed Partnership Unit Value as of the Redemption Date (as defined below), of the Common Units to be issued.

(ii)  Provided that no later than the Redemption Date the Operating Partnership shall have (A) set apart the funds necessary to pay the accrued and unpaid distribution on all the 8.00% Cumulative Redeemable Preferred Units then called for redemption and (B) reserved for issuance a sufficient number of authorized Common Units and/or New Preferred Units, the Operating Partnership may give the holders of the 8.00% Cumulative Redeemable Preferred Units written notice (“Redemption Notice”) of a redemption pursuant to Section 5(b) (a “Redemption”) not more than 70 nor less than 40 calendar days prior to the date fixed for redemption (the “Redemption Date”) at the address of such holders on the books of the Operating Partnership (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a Redemption except as to the holder to whom the Operating Partnership has failed to give such notice or whose notice was defective).  The

8.00% Cumulative Redeemable Preferred Units for which the Redemption Price has been paid shall no longer be deemed outstanding from and after the date of payment and all rights with respect to such units shall forthwith cease and terminate. In case fewer than all of the outstanding 8.00% Cumulative Redeemable Preferred Units are called for redemption, such units shall be redeemed pro rata, as nearly as practicable, among all holders of 8.00% Cumulative Redeemable Preferred Units, provided that, if within 20 business days of the Redemption Notice the Contributor Representative (as such term is defined in the Tax Protection Agreement entered into on or prior to the date hereof between Operating Partnership and certain other parties (the “Tax Protection Agreement”)) notifies the Operating Partnership of an alternative allocation (“Allocation Notice”), then the redemption of the 7.00% Cumulative Preferred Units shall be allocated in accordance with such Allocation Notice.  On or before the Redemption Date, a holder of 8.00% Cumulative Redeemable Preferred Units shall have the conversion right set forth in Section 6 hereof notwithstanding anything in this Section 5 to the contrary.

SECTION 6.  Conversion.    (a)  Each 8.00% Cumulative Redeemable Preferred Unit shall be convertible at the option of the holder, at any time on and after August 27, 2004, upon no less than 15 business days prior written notice to the Corporation and the Operating Partnership, in whole or in part, unless previously redeemed, pursuant to Section 6(b) below.

(b)  Each 8.00% Cumulative Redeemable Preferred Unit that the holder elects to convert will be redeemed for shares of 8.00% Cumulative Redeemable Preferred Stock of the Corporation having an aggregate liquidation preference equal to the Liquidation Preference of the 8.00% Cumulative Redeemable Preferred Units that the holder elects to convert, such preferred stock of the Corporation to have the rights and preferences set forth on Annex I hereto (“Corporation 8.00% Cumulative Redeemable Preferred Stock”).

(c)  No fractional Conversion Units or scrip representing fractions of Conversion Units shall be issued upon conversion of a 8.00% Cumulative Redeemable Preferred Unit.  If a fractional Conversion Unit is otherwise deliverable to a converting holder upon a conversion of 8.00% Cumulative Redeemable Preferred Units, the Operating Partnership shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fractional interest, calculated to the nearest 1/1000th of a unit, to be computed using the current market price of a Paired Share on the date of conversion, in the case of a conversion into Common Units.

SECTION 7.  Put Right.     (a) In the event of (i) the death of an Actual Taxpayer (as defined in the Tax Protection Agreement) holding directly or indirectly 8.00% Cumulative Redeemable Preferred Units, (ii) in the case of 8.00% Cumulative Redeemable Preferred Units held directly or indirectly by an Actual Taxpayer in trust, the death of the person designated from time to time by the trustee(s) of such trust, or (iii) a Tax Triggering Event with respect to an Actual Taxpayer holding directly or indirectly 8.00% Cumulative Redeemable Preferred Units, then in any such event such holder or the subsequent holder or holders, as the case may be, of such 8.00% Cumulative Redeemable Preferred Units may require the Operating Partnership to repurchase such 8.00% Cumulative Redeemable Preferred Units, in accordance with Section 7(b) below, at a price of $30.00 per 8.00%

Cumulative Redeemable Preferred Unit, plus distributions accrued and unpaid to the repurchase date (such sum, the “Repurchase Price”).  As used in this Section 7(a), “Tax Triggering Event” means, with respect to any Actual Taxpayer holding directly or indirectly 8.00% Cumulative Redeemable Preferred Units, any transaction by the Operating Partnership (x) involving the Contributed Property and (y) constituting a Taxable Sale.  The terms Contributed Property and Taxable Sale shall have the meanings specified in the Tax Protection Agreement.  The term “Repurchase Date” shall mean the date on which the first payment (in cash or Paired Shares) is made as described in Section 7(b) below.

(b)  The aggregate Repurchase Price shall be paid within one year after the exercise of the right described in Section 7(a) above, at the option of the Operating Partnership, (i) in cash, or (ii) in fully registered Paired Shares valued at the Current Per Share Market Price for such Paired Shares as of the date such shares are to be issued hereunder, except that the portion of the aggregate Repurchase Price consisting of accrued and unpaid distributions shall be paid in full in cash when such distributions are paid with respect to other 8.00% Cumulative Redeemable Preferred Units, but in no event later than the time of the first cash payment provided in this Section 7(b) or the issuance of such Paired Shares, as the case may be.  If the Operating Partnership elects to pay for the 8.00% Cumulative Redeemable Preferred Units in cash, the aggregate Repurchase Price shall be paid, at the option of the Operating Partnership, either (x) in full on or before such date which is one year after the exercise of the right described in Section 7(a) above or (y) in four (4) equal annual installments commencing not later than one year after the exercise of the right described in Section 7(a) above, with interest accruing on unpaid amounts from the date of exercise of the right described in Section 7(a) above at the rate of 8% per annum.

SECTION 8.  No Right to Certain Distributions.  Any holder of 8.00% Cumulative Redeemable Preferred Units whose units are redeemed pursuant to Section 5 hereto, converted pursuant to Section 6 hereto or caused to be  repurchased pursuant to Section 7 hereto, prior to being entitled to received any cash or other securities upon the occurrence of any such event, will be required to execute and deliver to the Operating Partnership and the Corporation a Distribution Return Agreement substantially in the form of Annex II hereto.

SECTION 9.  Restrictions on Transfer, Redemption, Conversion or Put; Stapled Security.  (a)  The Paired Units shall be subject to the restrictions on transfer set forth in Sections 9.3 and 9.5 of the Partnership Agreement as if such units were “Partnership Units” there under.  Any transfer or attempted transfer in violation of the provisions of this Section 9(a) shall be null and void.

(b)  Notwithstanding anything in this Certificate of Designation to the contrary, Paired Units shall only be transferred to a transferee, caused to be redeemed pursuant to Section 5, converted pursuant to Section 6 or caused to be repurchased pursuant to Section 7 as a Paired Unit, if any such units are otherwise required to be paired under this Certificate of Designation.  Any such transfer, redemption or repurchase or attempted transfer, redemption or repurchase of 8.00% Cumulative Redeemable Preferred Units in violation of the provisions of this Section 9(b) shall be null and void.

Section 10.             Status of Converted or Redeemed 8.00% Cumulative Redeemable Preferred Units.  Upon any conversion or any redemption, repurchase or other acquisition by the Operating Partnership of 8.00% Cumulative Redeemable Preferred Units, the 8.00% Cumulative Redeemable Preferred Units so converted, redeemed, repurchased or acquired shall be retired and canceled.

SECTION 11.  Voting. (a) The Operating Partnership shall not, without the affirmative consent or approval of the holders of at least a majority of the 8.00% Cumulative Redeemable Preferred Units then outstanding, voting separately as a class, (i) authorize any Senior Units; (ii) amend, alter or modify any of the provisions of this Certificate of Designation so as to adversely affect the holders of 8.00% Cumulative Redeemable Preferred Units; or (iii) issue to any holder of Common Units any Parity Units by way of exchange, distribution or similar transaction in respect of such Common Units, unless such exchange, distribution or similar transaction is for fair value (as determined in good faith by the Managing General Partner).

(b) The Corporation shall not, without the affirmative consent or approval of the holders of at least a majority in Liquidation Preference of the 8.00% Cumulative Redeemable Preferred Units and Corporation 8.00% Cumulative Redeemable Preferred Stock then outstanding, voting together as a single class, (i) authorize any Senior Preferred Stock (as defined in Annex I hereto); or (ii) amend, alter or modify any of the provisions of the Certificate of Designation of the Corporation 8.00% Cumulative Redeemable Preferred Stock so as to adversely affect the holders thereof.

SECTION 12.  Registration Rights for Corporation 8.00% Cumulative Redeemable Preferred Stock.  The Corporation 8.00% Cumulative Redeemable Preferred Stock issued to any holder of 8.00% Cumulative Redeemable Preferred Units pursuant to Section 6 hereof shall be deemed “Registrable Securities” for purposes of Section 9.6 of the Partnership Agreement, subject to the limitations and qualifications contained in Section 9.6 of the Partnership Agreement unless the holder of such 8.00% Cumulative Redeemable Preferred Units is party to a registration rights agreement pursuant to Section 5.06 of the Portfolio Agreement, in which case such holder exclusively shall have the rights set forth therein.

SECTION 13.  Issuance of Paired SRC Limited Partnership Units.  If any Common Units are to be issued to a holder of a 8.00% Cumulative Redeemable Preferred Unit in connection with the redemption of such 8.00% Cumulative Redeemable Preferred Unit as provided herein, the Operating Partnership shall distribute to the holder of such 8.00% Cumulative Redeemable Preferred Unit so converted, for no additional consideration, a number of SRC Limited Partnership Units (as defined in the Partnership Agreement) equal to the number of Common Units so issued; provided, however, that if the value of such SRC Limited Partnership Units, as determined by the Operating Partnership consistent with its prior valuation methodology used to value SRC Limited Partnership Units, exceeds $.50 per Unit, then prior to the distribution of such SRC Limited Partnership Units, the Operating Partnership shall notify the Contributor Representative of its valuation of the SRC Limited Partnership Units.  If the Contributor Representative believes that the distribution of such SRC Limited Partnership Units may be taxable to the converting holders under Section 731(a) of the Code it may request that the Operating Partnership offer to provide the converting Partners with the opportunity to enter into so-called “bottom-up” guarantees under terms and conditions set forth in Section 2(z) of the Tax Protection Agreement, mutatis mutandis.  Remedy for a failure by the Operating Partnership to comply with such obligation to provide “bottom-up” guarantees shall be as set forth in Section 3 of the Tax Protection Agreement, mutatis mutandis.  It shall be a condition to any distribution of SRC Limited Partnership Units to a holder that such holder agree in writing to become a limited partner under the SRC Partnership agreement.

SECTION 14.  Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

“Closing Price” on any date shall mean the last sale price per share, regular way, of the Paired Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Paired Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Paired Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Paired Shares are listed or admitted to trading or, if the Paired Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the Paired Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Paired Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Paired Shares selected from time to time by the Board of Directors of the Managing General Partner.

“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on such date.

“Deemed Partnership Unit Value” as of any date shall mean (i) the Current Per Share Market Price as of the Trading Day immediately preceding such date, minus (ii) the SPG Realty Deemed Partnership Unit Value; provided, however, that in the event of a stock dividend, stock split, stock distribution or the like, the Deemed Partnership Unit Value shall be adjusted by the Managing General Partner to provide fair and equitable arrangements, to the extent necessary, to fully adjust and avoid any dilution in the rights of the holders of the 7.00% Cumulative Convertible Preferred Units.

“Entity” shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

“Limited Partners” shall mean those Persons whose names are set forth on Exhibit A to the Partnership Agreement as Limited Partners, their permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Operating Partnership.

“Managing General Partner” shall mean Simon Property Group, Inc., a Delaware corporation.

“Non-Managing General Partners” shall mean, collectively, SD Property Group, Inc. and SPG Properties, Inc.

“Paired Share” shall mean one Share and one Trust Interest.

“Partners” shall mean the Managing General Partner, the Non-Managing General Partners and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Operating Partnership at the time of reference thereto.

“Partnership Units” shall mean the interest in the Operating Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in the Partnership Agreement and all distributions from the Operating Partnership, and its rights of management, consent, approval, or participation, if any, as provided in the Partnership Agreement. Partnership Units do not include Preferred Units.  Each Partner’s percentage ownership interest in the Operating Partnership shall be determined by dividing the number of Partnership Units then owned by each Partner by the total number of Partnership Units then outstanding.

“Person” shall mean any individual or Entity.

“Shares” shall mean the shares of common stock, par value $0.0001 per share, of the Corporation.

“SPG Managing General Partner” shall mean SPG Realty Consultants, Inc.

“SPG Realty” shall mean SPG Realty Consultants, Inc.

“SPG Realty Deemed Partnership Unit Value” with respect to a particular Trust Interest as of any date shall mean the value of the SPG Shares underlying such Trust Interest, which shall be an amount equal to the greater of (i) the aggregate par value of the SPG Share underlying the Trust Interest and (ii) the amount determined in good faith by the Board of Directors of the SPG Managing General Partner to represent the fair market net asset value of the SPG Share underlying the Trust Interest.

“SPG Shares” shall mean the Common Stock, par value $.01 per share of the SPG Managing General Partner.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Paired Shares are listed or admitted to trading is open for the transaction of business or, if the Paired Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trust” shall mean the trust owning all of the outstanding shares of Common Stock, par value $0.0001 per share, of SPG Realty subject to a trust agreement among certain stockholders of the Corporation, a trustee and the SPG Realty pursuant to which all holders of Shares are beneficiaries of such Trust.

“Trust Interest” shall mean a pro rata beneficial interest in the Trust.

DISTRIBUTION RETURN AGREEMENT

Date:

Simon Property Group, L.P.

National City Center

115 West Washington Street, Suite 15 East

Indianapolis, Indiana 46204

Dear Sirs:

The undersigned is a holder of 8.00% Cumulative Redeemable Preferred Units (“Preferred Units”) of Simon Property Group, L.P., a Delaware limited liability (the “Operating Partnership”).  On the date hereof, the undersigned has presented to the Operating Partnership                            (number) Preferred Units (the “Tendered Units”) for (a) redemption (the “Redemption”); (b) conversion (the “Conversion”) or (c) repurchase (the “Repurchase”) pursuant to their terms.  This letter agreement is being given in satisfaction of a condition to the Redemption, Conversion, or Repurchase, as applicable, of the Tendered Units.

The undersigned hereby agrees with the Operating Partnership that, in the event the undersigned receives any payment or distribution with respect to Tendered Units after their Redemption, Conversion, or Repurchase, as applicable, other than a payment or distribution required to be made in connection therewith, the undersigned will promptly remit such payment or distribution back to the Operating Partnership.

In furtherance of the foregoing, the undersigned further grants to the Operating Partnership the right to set off against any unpaid amount due to the Operating Partnership under this letter agreement any debt or other obligation of the Operating Partnership owing to the undersigned, including, without limitation, any dividend or other distribution payable to the undersigned by reason of its ownership of Preferred Units or any other securities of the Operating Partnership.

This letter agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of laws principles.

Very truly yours,

(Name of Holder of Preferred Units)

By:
Name:
Title:

AGREED:
SIMON PROPERTY GROUP, L.P.

By:
Name:
Title:

CERTIFICATE OF DESIGNATION

OF

7.50% CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Operating Partnership”) has agreed to designate a series of preferred units having the powers, preferences and relative, participating, optional or other special rights set forth herein and to issue the units so designated solely as consideration for certain partnership interests which have been or may be transferred to the Operating Partnership pursuant to a Contribution Agreement dated as of November 10, 2003, among the Operating Partnership and the contributors described therein (the “Contribution Agreement”); and

WHEREAS, the designation of the preferred units of the Operating Partnership hereby is permitted by the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 27, 1999 and supplemented by the Amended and Restated Supplement dated as of June 30, 2003 (the “Partnership Agreement”);

NOW THEREFORE, Simon Property Group, Inc. (the “Corporation”), the general partner of the Operating Partnership (in such capacity, the “General Partner”), hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1. Designation and Number.  The units of such series shall be designated “7.50% Cumulative Redeemable Preferred Units” (the “7.50% Cumulative Redeemable Preferred Units”).  The authorized number of 7.50% Cumulative Redeemable Preferred Units shall be 260,000 but such 7.50% Cumulative Redeemable Preferred Units shall only be issuable pursuant to the Contribution Agreement.

SECTION 2.  Ranking.  The 7.50% Cumulative Redeemable Preferred Units shall, with respect to the payment of distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, rank:  (i) senior to the holders of Partnership Units as defined in Section 10 (the “Common Units”) and any other equity securities of the Operating Partnership which by their terms rank junior to the 7.50% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (such Common Units and such other equity securities, collectively, the “Junior Units”), (ii) pari passu with any other preferred units which are not by their terms junior or, subject to Section 9 hereof, senior to the 7.50% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, and in all respects shall rank pari passu with the 6.50% Series B Convertible Preferred Units, 8.00% Series E Cumulative Redeemable Preferred Units, 8-

3/4% Series F Cumulative Redeemable Preferred Units, 7.89% Series G Cumulative Step-Up Premium Rate Preferred Units, 7.00% Cumulative Convertible Preferred Units and 8.00% Cumulative Redeemable Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (“Parity Units”) and (iii) subject to Section 9 hereof, junior to any other preferred units which by their terms are senior to the 7.50% Cumulative Redeemable Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (“Senior Units”).

SECTION 3.  Distributions. (a) Distributions on the 7.50% Cumulative Redeemable Preferred Units are cumulative from the date of issuance and are payable quarterly on or about the last day of March, June, September and December of each year in an amount in cash equal to 7.50% of the Liquidation Preference (as defined herein) per annum.

(b)           Distributions on the 7.50% Cumulative Redeemable Preferred Units, without any additional return on unpaid distributions, will accrue, whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared or paid when due.  All such distributions accumulate from the first date of issuance of any such 7.50% Cumulative Redeemable Preferred Units. Distributions on the 7.50% Cumulative Redeemable Preferred Units shall cease to accumulate on such units on the date of their redemption.

(c)           In allocating items of income, gain, loss and deductions which could have an effect upon the determination of the federal income tax liability of any holder of the 7.50% Cumulative Redeemable Preferred Units, except as otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended, or any other applicable provisions thereof, the Operating Partnership shall allocate each such item proportionately, based on the distributive share of profits or losses, as the case may be, of the Operating Partnership allocated to holders of the 7.50% Cumulative Redeemable Preferred Units as compared to the total of the distributive shares of such profits and losses, as the case may be, allocated to all partners of the Operating Partnership.

(d)           If any 7.50% Cumulative Redeemable Preferred Units are outstanding, then, except as provided in the following sentence, no distributions shall be declared or paid or set apart for payment on any Parity Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the 7.50% Cumulative Redeemable Preferred Units for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the 7.50% Cumulative Redeemable Preferred Units and any Parity Units, all distributions declared upon the 7.50% Cumulative Redeemable Preferred Units and any other Parity Units shall be declared pro rata so that the amount of distributions declared upon the 7.50% Cumulative Redeemable Preferred Units and such other Parity Units shall in all cases bear to each other the same ratio that accrued distributions per 7.50%

Cumulative Redeemable Preferred Unit and such other series of Parity Units bear to each other.

(e)           Except as provided in subparagraph (d) above, unless full cumulative distributions on the 7.50% Cumulative Redeemable Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Junior Units) shall be declared, set aside for payment or paid and no other distribution shall be declared or made upon any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Operating Partnership (except by conversion into or exchange for Junior Units).

SECTION 4.  Liquidation Preference.  (a) Each 7.50% Cumulative Redeemable Preferred Unit shall be entitled to a liquidation preference of $100.00 per 7.50% Cumulative Redeemable Preferred Unit (“Liquidation Preference”).

(b)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership pursuant to Article VIII of the Partnership Agreement, the holders of 7.50% Cumulative Redeemable Preferred Units then outstanding shall be entitled to be paid out of the assets of the Operating Partnership available for distribution, after and subject to the payment in full of all amounts required to be distributed to the holders of Senior Units, but before any payment shall be made to the holders of Junior Units, an amount equal to the aggregate Liquidation Preference of the 7.50% Cumulative Redeemable Preferred Units held by such holder, plus an amount equal to accrued and unpaid distributions thereon, if any.  If upon any such liquidation, dissolution or winding up of the Operating Partnership the remaining assets of the Operating Partnership available for the distribution after payment in full of amounts required to be paid or distributed to holders of Senior Units shall be insufficient to pay the holders of the 7.50% Cumulative Redeemable Preferred Units the full amount to which they shall be entitled, the holders of the 7.50% Cumulative Redeemable Preferred Units, and the holders of any series of Parity Units, shall share ratably with other holders of Parity Units in any distribution of the remaining assets and funds of the Operating Partnership in proportion to the respective amounts which would otherwise be payable in respect to the Parity Units held by each of the said holders upon such distribution if all amounts payable on or with respect to said Parity Units were paid in full.  After payment in full of the Liquidation Preference and accumulated and unpaid distributions to which they are entitled, the holders of 7.50% Cumulative Redeemable Preferred Units shall not be entitled to any further participation in any distribution of the assets of the Operating Partnership.

SECTION 5.  Redemption.  (a) General.  The 7.50% Cumulative Redeemable Preferred Units are not redeemable prior to November 10, 2006, except as otherwise expressly permitted under this Section 5 or Section 6 herein.

(b)           Optional Redemption.  (i)  The Operating Partnership may, at its option, redeem the 7.50% Cumulative Redeemable Preferred Units, in whole or in part, at the Liquidation Preference, plus accrued and unpaid distributions thereon, if any, to and including the date of redemption (the “Redemption Price”) upon the occurrence of any of the following events: (A) the death of an Actual Taxpayer (as defined in the Tax Protection Agreement (as defined in Section 10)) holding directly or indirectly 7.50% Cumulative Redeemable Preferred Units, but only the 7.50% Cumulative Redeemable Preferred Units held by such holder; (B) the transfer of any 7.50% Cumulative Redeemable Preferred Units to any person or entity other than the persons or entities entitled to the benefits and rights of a Contributor (as defined in the Tax Protection Agreement), but only the 7.50% Cumulative Redeemable Preferred Units so transferred; and (C) on or after November 10, 2013.  Notwithstanding the foregoing, the Operating Partnership may not redeem any 7.50% Cumulative Redeemable Preferred Units held by Harold or Adele Schaeffer during the period commencing November 10, 2003 and ending on the death of the survivor of Harold and Adele Schaeffer.

(ii) The Redemption Price (other than the portion thereof consisting of accrued and unpaid distributions, which shall be payable in cash) is payable, at the option of the Operating Partnership, in any combination of (i) cash, or (ii) whole Shares valued at the Current Per Share Market Price as of the Redemption Date (as defined below); provided, however, that any such Shares shall be covered by an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), permitting the resale without restriction of such Shares in the public trading market.  If the Operating Partnership intends to pay a portion of the Redemption Price in Shares or if the redemption is pursuant to Section 5(b)(i)(D) above, the Operating Partnership shall give the affected holders of the 7.50% Cumulative Redeemable Preferred Units written notice specifying the maximum portion, if any, of the Redemption Price to be paid in Shares (“Share Payment Notice”) not more than 75 nor less than 45 calendar days prior to the Redemption Date.  If the event giving rise to the redemption is the event specified in Section 5(b)(i)(D), the affected holders may within fifteen (15) business days of the receipt of the Share Payment Notice, require the Operating Partnership to pay the affected holders Common Units in lieu of cash or Shares at the Deemed Partnership Unit Value as of the Redemption Date.  In addition, any affected holder of the 7.50% Cumulative Redeemable Preferred Units may within fifteen (15) business days of the receipt of the Share Payment Notice, require the Operating Partnership to pay in cash a greater portion of the Redemption Price than proposed to be paid in cash by the Operating Partnership, up to the entire Redemption Price.  The sending of a Share Payment Notice shall not be deemed to require the Operating Partnership to pay any portion of the Redemption Price in Shares and the Operating Partnership may pay any portion of the Redemption Price in cash on the Redemption Date, subject, if the event giving rise to the redemption is the event specified in Section 5(b)(i)(D), to the holder’s right to elect to receive Common Units in lieu of cash or Shares with respect to all or any portion of the Redemption Price.  If the registration statement permitting the resale of the Shares is not effective on the scheduled Redemption Date, then the scheduled Redemption Date shall be deferred to the date the registration statement is declared effective; provided, however, if more than sixty (60) days elapse after the scheduled Redemption Date, then the affected holders may within ten (10) business days after the expiration of such sixty (60) day period, require the Operating Partnership to pay the Redemption Price entirely in cash.

(iii)          Provided that no later than the Redemption Date the Operating Partnership shall have (A) set apart the funds necessary to pay the Redemption Price on all the 7.50% Cumulative Redeemable Preferred Units then called for redemption and (B) reserved for issuance a sufficient number of authorized Shares and/or Common Units, the Operating Partnership may give the holders of the 7.50% Cumulative Redeemable Preferred Units written notice (“Redemption Notice”) of a redemption pursuant to Section 5(b) (a “Redemption”) not more than 70 nor less than 40 calendar days prior to the date fixed for redemption (the “Redemption Date”) at the address of such holders on the books of the Operating Partnership (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a Redemption except as to the holder to whom the Operating Partnership has failed to give such notice or whose notice was defective).  The 7.50% Cumulative Redeemable Preferred Units for which the Redemption Price has been paid shall no longer be deemed outstanding from and after the date of payment and all rights with respect to such units shall forthwith cease and terminate.  In case fewer than all of the outstanding 7.50% Cumulative Redeemable Preferred Units are called for redemption, such units shall be redeemed pro rata, as nearly as practicable, among all holders of 7.50% Cumulative Redeemable Preferred Units, provided that, if within 20 business days of the Redemption Notice the Contributor Representative (as such term is defined in the Tax Protection Agreement) notifies the Operating Partnership of an alternative allocation (“Allocation Notice”), then the redemption of the 7.50% Cumulative Redeemable Preferred Units shall be allocated in accordance with such Allocation Notice.

SECTION 6.  Put Right.  (a) In the event of (i) the election of the holder on and after November 10, 2006, (ii) the death of an Actual Taxpayer (as defined in the Tax Protection Agreement) holding directly or indirectly 7.50% Cumulative Redeemable Preferred Units, or (iii) a Tax Triggering Event (as defined below) with respect to an Actual Taxpayer holding directly or indirectly 7.50% Cumulative Redeemable Preferred Units, then in any such event such holder of such 7.50% Cumulative Redeemable Preferred Units or such holder’s estate or personal representative, as the case may be, may require the Operating Partnership to repurchase such 7.50% Cumulative Redeemable Preferred Units, in accordance with Section 6(b) below, at the Liquidation Preference, plus accrued and unpaid distributions thereon, if any, to and including the repurchase date (the “Repurchase Price”).  As used in this Section 6(a), “Tax Triggering Event” means, with respect to any Actual Taxpayer holding directly or indirectly 7.50% Cumulative Redeemable Preferred Units, any transaction by the Operating Partnership (x) involving a Contributed Property and (y) constituting a Taxable Sale.  The terms Contributed Property and Taxable Sale shall have the meanings specified in the Tax Protection Agreement.

(b)           The Repurchase Price (other than the portion thereof consisting of accrued and unpaid distributions, which shall be payable in cash) is payable, at the option of the Operating Partnership, in any combination of (i) cash, or (ii) whole Shares valued at the Current Per Share Market Price as of the date of closing the repurchase; provided, however, that any such Shares shall be covered by an effective registration statement under the Securities Act, permitting the resale without restriction of such Shares in the public trading market.  If the Operating Partnership intends to pay a portion of the Repurchase Price in Shares, the Operating Partnership shall give the affected holders of the 7.50% Cumulative Redeemable Preferred Units written notice specifying the maximum portion of the Repurchase Price to be paid in Shares (“Repurchase Payment Notice”) within twenty (20) business days after the exercise of the rights described in Section 6(a).  Any affected holder of the 7.50% Cumulative Redeemable Units may within fifteen (15) business days of the receipt of the Repurchase Payment Notice, require the Operating Partnership to pay in cash a greater portion of the Repurchase Price than proposed to be paid in cash by the Operating Partnership, up to the entire Repurchase Price.  The sending of a Repurchase Payment Notice shall not be deemed to require the Operating Partnership to pay any portion of the Repurchase Price in Shares and the Operating Partnership may pay any portion of the Repurchase Price in cash on the date of the closing of the repurchase.

(c)           The closing of any repurchase contemplated by this Section 6 shall occur within ninety (90) days of the exercise of the right described in Section 6(a) above.

SECTION 7.  No Right to Certain Distributions.  Any holder of 7.50% Cumulative Redeemable Preferred Units whose units are redeemed pursuant to Section 5 hereto or caused to be repurchased pursuant to Section 6 hereto, prior to being entitled to receive any cash or other securities upon the occurrence of any such event, will be required to execute and deliver to the Operating Partnership and the Corporation a Distribution Return Agreement substantially in the form of Annex I hereto.

SECTION 8.  Status of Redeemed 7.50% Cumulative Redeemable Preferred Units.  Upon any redemption, repurchase or other acquisition by the Operating Partnership of 7.50% Cumulative Redeemable Preferred Units, the 7.50% Cumulative Redeemable Preferred Units so redeemed, repurchased or acquired shall be retired and canceled.

SECTION 9.  Voting.  The Operating Partnership shall not, without the affirmative consent or approval of the holders of at least a majority of the 7.50% Cumulative Redeemable Preferred Units then outstanding, voting separately as a class, (i) authorize any Senior Units; (ii) amend, alter or modify any of the provisions of this Certificate of Designation so as to aversely affect the holders of 7.50% Cumulative Redeemable Preferred Units; or (iii) issue to any holder of Common Units any Parity Units by way of exchange, distribution or similar transaction in respect of such Common Units, unless such exchange, distribution or similar transaction is for fair value (as determined in good faith by the General Partner).

SECTION 10.  Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

“Closing Price” on any date shall mean the last sale price per share, regular way, of the Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading, of if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated

Quotations System for the Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected from time to time by the Board of Directors of the General Partner.

“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the twenty (20) consecutive Trading Days ending on such date.

“Deemed Partnership Unit Value” as to any date shall mean the Current Per Share Market Price as of the Trading Day immediately preceding such date, provided, however, that in the event of a stock dividend, stock split, stock distribution or the like, the Deemed Partnership Unit Value shall be adjusted by the General Partner to provide fair and equitable arrangements, to the extent necessary, to fully adjust and avoid any dilution in the rights of the holders of the 7.50% Cumulative Redeemable Preferred Units.

“Entity” shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

“General Partner” shall mean Simon Property Group, Inc., a Delaware corporation.

“Limited Partners” shall mean those Persons whose names are set forth on Exhibit A to the Partnership Agreement as Limited Partners, their permitted successors or assigns as limited partners, and/or any Person who, at the time of reference thereto, is a limited partner of the Operating Partnership.

“Partners” shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Operating Partnership at the time of reference thereto.

“Partnership Units” shall mean the interest in the Operating Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in the Partnership Agreement and all distributions from the Operating Partnership, and its rights of management, consent, approval, or participation, if any, as provided in the Partnership Agreement.  Partnership Units do not include preferred units.  Each Partner’s percentage ownership interest in the Operating Partnership shall be determined by dividing the number of Partnership Units then owned by each Partner by the total number of Partnership Units then outstanding.

“Person” shall mean any individual or Entity.

“Shares” shall mean the shares of common stock, par value $0.0001 per share, of the Corporation.

“Tax Protection Agreement” shall mean the agreement dated as of November , 2003, among the Partnership and the holders of certain of the 7.50% Cumulative Redeemable Preferred Units.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Annex I

DISTRIBUTION RETURN AGREEMENT

Date:                       , 20

Simon Property Group, L.P.

National City Center

115 West Washington Street, Suite 15, East

Indianapolis, Indiana  46204

Dear Sirs:

The undersigned is a holder of 7.50% Cumulative Redeemable Preferred Units (“Preferred Units”) of Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”).  On the date hereof, the undersigned has presented to the Operating Partnership                          (number) Preferred Units (the “Tendered Units”) for redemption (the “Redemption”); or (b) repurchase (the “Repurchase”) pursuant to their terms.  This letter agreement is being given in satisfaction of a condition to the Redemption or Repurchase, as applicable, of the Tendered Units.

The undersigned hereby agrees with the Operating Partnership that, in the event the undersigned receives any payment or distribution with respect to Tendered Units after their Redemption or Repurchase, as applicable, other than a payment or distribution required to be made in connection therewith, the undersigned will promptly remit such payment or distribution back to the Operating Partnership.

In furtherance of the foregoing, the undersigned further grants to the Operating Partnership the right to set off against any unpaid amount due to the Operating Partnership under this letter agreement any debt or other obligation of the Operating Partnership owing to the undersigned, including, without limitation, any dividend or other distribution payable to the undersigned by reason of its ownership of Preferred Units or any other securities of the Operating Partnership.

This letter agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to conflicts of laws principles.

Very truly yours,

(Name of Holder of Preferred Units)

By:
Name:
Title:

AGREED:

SIMON PROPERTY GROUP, L.P.

By:          SIMON PROPERTY GROUP, INC.,

General Partner

By:
Name:
Title:

CERTIFICATE OF DESIGNATION

OF

7.75%/8.00% CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Operating Partnership”) has agreed to designate a series of preferred units having the powers, preferences and relative, participating, optional or other special rights set forth herein and to issue the units so designated as consideration for certain partnership interests or other assets which have been transferred to the Operating Partnership pursuant to a Contribution Agreement, dated as of December 1, 2003, between the Operating Partnership and Westfield Growth LP, a Delaware limited partnership (the “Contribution Agreement”); and

WHEREAS, the designation of the preferred units of the Operating Partnership hereby is permitted by the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 27, 1999 and supplemented by the Amended and Restated Supplement dated as of June 30, 2003 and the Certificate of Designation with respect to the 7.50% Cumulative Redeemable Preferred Units issued as of November 10, 2003 (the “Partnership Agreement”);

NOW THEREFORE, Simon Property Group, Inc. (the “Corporation”), the general partner of the Operating Partnership (in such capacity, the “General Partner”), hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

SECTION 1.  Designation and Number.  The units of such series shall be designated “7.75%/8.00% Cumulative Redeemable Preferred Units” (the “7.75%/8.00% Preferred Units”).  The authorized number of 7.75%/8.00% Preferred Units shall be 900,000 but such 7.75%/8.00% Preferred Units shall only be issuable as consideration pursuant to the Contribution Agreement.

SECTION 2.  Ranking.  The 7.75%/8.00% Preferred Units shall, with respect to the payment of distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership, rank:

(i)            senior to the holders of Partnership Units (the “Common Units”) and any other equity securities of the Operating Partnership which by their terms rank junior to the 7.75%/8.00% Preferred Units as to distributions pursuant to Section 6.2 of the Partnership Agreement or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (such Common Units and such other equity securities, collectively, the “Junior Units”);

(ii)           pari passu with any other class or series of preferred units which by their terms are not junior and in all respects shall rank pari passu with the 6.50% Series B Redeemable Preferred Units, 8.00% Series E Cumulative Redeemable Preferred Units, 8.75% Series F Cumulative Redeemable Preferred Units, 7.89% Series G Cumulative Step-Up Premium Rate Preferred Units, 7.00% Cumulative Redeemable Preferred Units, 8.00% Cumulative Redeemable Preferred Units and the 7.50% Cumulative Redeemable Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (“Parity Units”); and

(iii)          junior to any other class or series of preferred units which by their terms are senior to the 7.75%/8.00% Preferred Units as to distributions or rights upon the dissolution, liquidation or winding-up of the Operating Partnership (“Senior Units”).

SECTION 3.  Distributions. (a)  Subject to Section 3(b), holders of the 7.75%/8.00% Preferred Units shall be entitled to receive on each Distribution Payment Date, but only out of funds legally available for payment of distributions, cumulative preferential distributions payable in cash in an amount equal to the applicable Base Rate (as defined below in Section 11) per 7.75%/8.00% Preferred Unit per annum (the “Distribution Amount”).  Notwithstanding the foregoing, if the amount of net ordinary income of the Operating Partnership permitted to be allocated to the holders of the 7.75%/8.00% Preferred Units pursuant to Section 7 is less than the Distribution Amount otherwise distributable to such holders, then the amount of the Distribution Amount in excess of the amount of net ordinary income allocable to such holders shall be deferred, and shall continue to accumulate but at the rate of LIBOR plus 2% (such deferred amount, including any accumulation thereon, being referred to as the “Ordinary Income Deferral Amount”), until such time as there is sufficient net ordinary income of the Operating Partnership allocable to such holders to distribute all outstanding Ordinary Income Deferral Amounts (such period being referred to as the “Ordinary Income Deferral Period”).  Subject to the limitations and conditions herein, to the extent that the Operating Partnership has any amount of net ordinary income that is permitted to be allocated to holders pursuant to Section 7, the Operating Partnership shall allocate such amount to holders and distribute to holders that portion of the outstanding Ordinary Income Deferral Amounts equal to such amount of net ordinary income.

(b)           Notwithstanding the foregoing, if the distributions with respect to the 7.75%/8.00% Preferred Units to be made on or prior to the third anniversary of the Issue Date (the “Third Anniversary”) would, if made, result in any holder of such 7.75%/8.00% Preferred Units receiving distributions in excess of an annual return on such holder’s “unreturned capital” (as defined below) for a Partnership Fiscal Year (treating the Partnership Fiscal Year in which such Third Anniversary occurs as ending on such Third Anniversary solely for purposes of this Section 3(b)) equal to the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such amount shall be deferred (such amount being referred to as the “Deferral Amount”), shall continue to accumulate but at the rate of LIBOR plus 2%, and shall be payable, subject to the limitations and conditions herein, on the first Distribution Payment Date with respect to the 7.75%/8.00% Preferred Units following the Third Anniversary (such period being referred to as the “Deferral Period”).  For purposes of the foregoing, the “Safe Harbor Rate” shall equal 7.545%, based on quarterly compounding.  For purposes of the foregoing, a holder’s “unreturned capital” shall be equal to such holder’s positive Capital Account balance on the first day of the calendar year in which the relevant Distribution Payment Date falls.  Distributions with respect to the 7.75%/8.00% Preferred Units are intended to qualify as permitted distributions of cash that are not treated as part of a disguised sale within the meaning of Treasury Regulations Sections 1.707-3 and 1.707-4.

(c)           The Distribution Amount to the extent not fully paid shall be fully cumulative, whether or not in any distribution period there shall be funds of the Operating Partnership legally available for the payment of such distributions.  Except as otherwise provided herein, no interest, or sum of money in lieu of interest, shall be payable in respect of any Distribution Amount which may be in arrears.  Subject to the limitations set forth in this Section 3, accumulated distributions for any past quarterly distribution periods may be declared and made at any time, without reference to any regularly scheduled quarterly Distribution Payment Date.  Any Distribution Amount payment made on the 7.75%/8.00% shall first be credited against the earliest accumulated but unpaid distribution due with respect to the 7.75%/8.00% Preferred Units which remains payable.

(d)           The initial distribution period for the 7.75%/8.00% Preferred Units will include a partial distribution for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date.  The distribution payable for such initial period, or any other period shorter than a fully quarterly distribution period, on the 7.75%/8.00% Preferred Units shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Distribution Amount determined in accordance with Section 3(a).

(e)           So long as any 7.75%/8.00% Preferred Units are outstanding, no distributions shall be declared or paid or set apart for payment on any Parity Units or Junior Units for any period unless full cumulative distributions (other than with respect to the Ordinary Income Deferral Amount during the Ordinary Income Deferral Period or the Deferral Amount during the Deferral Period) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the 7.75%/8.00% Preferred Units for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the 7.75%/8.00% Preferred Units and any Parity Units, all distributions declared upon the 7.75%/8.00% Preferred Units and any other Parity Units shall be declared pro rata so that the amount of distributions declared per 7.75%/8.00% Preferred Unit and such other Parity Units shall in all cases bear to each other the same ratio that accrued distributions per 7.75%/8.00% Preferred Unit and such other series of Parity Units bear to each other.

(f)            So long as any 7.75%/8.00% Preferred Units are outstanding, unless full cumulative distributions on the 7.75%/8.00% Preferred Units (other than with respect to the Ordinary Income Deferral Amount during the Ordinary Income Deferral Period or the Deferral Amount during the Deferral Period) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Junior Units) shall be declared, set aside for payment or paid and no other distribution shall be declared or made upon any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Operating Partnership (except by conversion into or exchange for Junior Units).

SECTION 4.  Liquidation Preference.  (a)  Each 7.75%/8.00% Preferred Unit shall be entitled to a liquidation preference of $100 (“Liquidation Preference”).

(b)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership pursuant to Article VIII of the Partnership Agreement, the holders of 7.75%/8.00% Preferred Units then outstanding shall be entitled to be paid out of the assets of the Operating Partnership available for distribution, after and subject to the payment in full of all amounts required to be distributed to the holders of Senior Units, but before any payment shall be made to the holders of Junior Units, an amount equal to the aggregate Liquidation Preference of the 7.75%/8.00% Preferred Units held by such holder, plus an amount equal to accrued and unpaid distributions thereon, if any.  If upon any such liquidation, dissolution or winding up of the Operating Partnership the remaining assets of the Operating Partnership available for the distribution after payment in full of amounts required to be paid or distributed to holders of Senior Units shall be insufficient to pay the holders of the 7.75%/8.00% Preferred Units the full amount to which they shall be entitled, the holders of the 7.75%/8.00% Preferred Units and the holders of any series of Parity Units shall share ratably with other holders of Parity Units in any distribution of the remaining assets and funds of the Operating Partnership in proportion to the respective amounts which would otherwise be payable in respect to the Parity Units held by each of the said holders upon such distribution if all amounts payable on or with respect to said Parity Units were paid in full.  After payment in full of the Liquidation Preference and accumulated and unpaid distributions to which they are entitled, the holders of 7.75%/8.00% Preferred Units shall not be entitled to any further participation in any distribution of the assets of the Operating Partnership.

SECTION 5.  Redemption at the Option of the Operating Partnership.

(a)           The 7.75%/8.00% Preferred Units are not redeemable prior to the Redemption Date (as defined below).

(b)           (i)  On and after the occurrence of a Permissible Transaction (as defined below), or (ii) absent the occurrence of a Permissible Transaction, on or after January 1, 2011, the Operating Partnership may, at its option, at any time thereafter, redeem the 7.75%/8.00% Preferred Units, in whole or in part, at a redemption price per 7.75%/8.00% Preferred Unit equal to the Liquidation Preference, plus accrued and unpaid distributions and accumulation thereon, if any, to and including the date of redemption (the “Redemption Price”).  In the case of a redemption following the occurrence of a Permissible Transaction, the Redemption Price shall be payable in cash.  In the case of a redemption absent the occurrence of a Permissible Transaction, the Redemption Price payable following January 1, 2011 shall be payable in the form of interests in one or more properties identified by the holders of the 7.75%/8.00% Preferred Units and otherwise agreed upon by the Operating Partnership and such holders.

(c)           In the case of a redemption of the 7.75%/8.00% Preferred Units for interests in one or more properties, to the extent that the value of such property or properties is greater than the Redemption Price, then the holders of the 7.75%/8.00% Preferred Units shall pay the difference to the Operating Partnership in cash.  If the holders and the Operating Partnership are unable to agree upon such properties, such redemption shall not occur and the 7.75%/8.00% Preferred Units shall remain outstanding in full force and effect as if no Redemption Notice had been given.

(d)           The Operating Partnership shall give the holders of the 7.75%/8.00% Preferred Units written notice (“Redemption Notice”) of a redemption pursuant to this Section 5 not less than 30 calendar days prior to the date fixed for redemption (the “Redemption Date”), at the address of such holders on the books of the Operating Partnership (provided that failure to give such notice or any defect therein shall not affect the validity of the proceeding for a redemption except as to the holder to whom the Operating Partnership has failed to give such notice or whose notice was defective).  Each such notice shall state, as appropriate:  (1) the Redemption Date; (2) the number of 7.75%/8.00% Preferred Units to be redeemed; (3) the Redemption Price; (4) the place or places at which certificates for such units are to be surrendered; and (5) that distributions on the 7.75%/8.00% Preferred Units to be redeemed shall cease to accumulate on such Redemption Date.  On or before the Redemption Date, the Operating Partnership shall have (A) set apart the funds necessary to pay the Redemption Price on all the 7.75%/8.00% Preferred Units then called for redemption or (B) delivered, or cause to be delivered, to the holders of the 7.75%/8.00% Preferred Units, all instruments, documents and agreements that are necessary and appropriate to consummate such redemption for interests in one or more properties.  The 7.75%/8.00% Preferred Units for which the Redemption Price has been paid shall no longer be deemed outstanding from and after the date of payment and all rights with respect to such units shall forthwith cease and terminate.  In case fewer than all of the outstanding 7.75%/8.00% Preferred Units are called for redemption, such units shall be redeemed pro rata, as nearly as practicable, among all holders of 7.75%/8.00% Preferred Units.

SECTION 6.  Put Right at the Option of the Holders.

(a)           (i) On and after January 1, 2005, but prior to January 1, 2009 (the “Initial Put Option”), or (ii) at any time on and after January 1, 2009 (the “Subsequent Put Option”), or (iii) if at any time the aggregate Liquidation Preference of the outstanding 7.75%/8.00% Preferred Units exceeds 10% of the book value of the equity capital of the Operating Partnership (the “Holder Put Option”), each holder of the 7.75%/8.00% Preferred Units shall have the right and option, to be exercised at its election, to require the Operating Partnership to repurchase the 7.75%/8.00% Preferred Units, in whole or in part, at a repurchase price per 7.75%/8.00% Preferred Unit equal to the Liquidation Preference, plus accrued and unpaid distributions and accumulation thereon, if any, to and including the repurchase date (the “Repurchase Price”).  If at any time the aggregate Liquidation Preference of the outstanding 7.75%/8.00% Preferred Units exceeds 10% of the book value of the equity capital of the

Operating Partnership, the Operating Partnership shall promptly deliver notice thereof to the holders of the 7.75%/8.00% Preferred Units.  If a holder of the 7.75%/8.00% Preferred Units desires to exercise the Initial Put Option, the Subsequent Put Option or the Holder Put Option, such holder shall deliver written notice thereof to the Operating Partnership (the “Repurchase Notice”).

(b)           In the case of the Initial Put Option, the Repurchase Price shall be payable, at the Operating Partnership’s election, in cash or interests in one or more properties mutually agreed upon by the Operating Partnership and the holders of the 7.75%/8.00% Preferred Units.  In the case of the exercise of the Subsequent Put Option following a Permissible Transaction, the Repurchase Price shall be payable in cash, or, in case of the exercise of the Subsequent Put Option absent the occurrence of a Permissible Transaction, the Repurchase Price shall be payable, at the election of the holders of the 7.75%/8.00% Preferred Units, in cash or in the form of interests in one or more properties mutually agreed upon by the Operating Partnership and the holders of the 7.75%/8.00% Preferred Units.  On or before the Repurchase Date, the Operating Partnership shall have (A) in the case where the Repurchase Price is payable in cash, set apart the funds necessary to pay the Repurchase Price on all the 7.75%/8.00% Preferred Units to be repurchased, and (B) in the case where the Repurchase Price is payable in the form of interests in one or more properties, delivered, or cause to be delivered to the holders of the 7.75%/8.00% Preferred Units to be repurchased, all instruments, documents and agreements that are necessary and appropriate to consummate such redemption for interests in one or more properties.

(c)           The closing of any repurchase contemplated by this Section 6 shall occur within ninety (90) days of the delivery of the Repurchase Notice or on such other date as agreed upon by the Operating Partnership and the holders (the “Repurchase Date”); provided, however, that the closing of the exercise of the Holder Put Option shall take place no later than thirty (30) days from the end of the calendar quarter in which the value of the 7.75%/8.00% Preferred Units exceeded 10% of the outstanding securities of the Operating Partnership; provided, further, that, such date may be extended at the sole option of the holders.

(d)           In the case of the repurchase of the 7.75%/8.00% Preferred Units for interests in one or more properties, to the extent that the value of such property or properties is greater than the Repurchase Price, then the holders of the 7.75%/8.00% Preferred Units shall pay the difference to the Operating Partnership in cash.  If the holders and the Operating Partnership are unable to agree upon such properties, such repurchase shall not occur and the 7.75%/8.00% Preferred Units shall remain outstanding in full force and effect as if no Repurchase Notice had been given.

SECTION 7.           Tax Allocations.  The Operating Partnership shall, for tax purposes, allocate net ordinary income to the holders of the 7.75%/8.00% Preferred Unit such that the allocated amount of taxable income shall be equal to the distributions paid pursuant to Section 3.  No loss or deduction shall be allocated to the holders of the 7.75%/8.00% Preferred Units or, to the extent required, shall be matched with an equal allocation of net ordinary income such that the allocated amount of taxable income shall be equal to the distributions paid pursuant to Section 3.  Except for capital gain resulting from a Permissible Transaction which is allocable to the 7.75%/8.00% Preferred Units pursuant to Code Section 704(c), no capital gain shall be allocated to the holders of the 7.75%/8.00% Preferred Units and no item of income or gain shall be allocated to the holders of the 7.75%/8.00% Preferred Units to eliminate the book-tax disparity in the WEA Kravco Interest (as defined in the Contribution Agreement).  Notwithstanding any other provision of this Certificate of Designation or the Partnership Agreement, a holder of 7.75%/8.00% Preferred Units, shall upon a redemption or liquidation described in Section 4, 5 or 6, receive the distribution to which such holder is entitled pursuant to such Section 4, 5 or 6, as applicable, regardless of the balance of such holder’s Capital Account at the time of such redemption or liquidation.

SECTION 8. Status of Redeemed 7.75%/8.00% Preferred Units.  Upon any redemption by the Operating Partnership of 7.75%/8.00% Preferred Units, the 7.75%/8.00% Preferred Units so redeemed shall be retired and canceled.

SECTION 9.  No Right to Certain Distributions.  Any holder of 7.75%/8.00% Preferred Units whose units are redeemed pursuant to Section 5 or Section 6 hereto, prior to being entitled to receive any cash, properties or securities upon the occurrence of any such event, will be required to execute and deliver to the Operating Partnership and the Corporation a Distribution Return Agreement substantially in the form of Annex I hereto.

SECTION 10.  Voting.  The Operating Partnership shall not, without the affirmative consent or approval of the holders of at least a majority of the 7.75%/8.00% Preferred Units then outstanding, voting separately as a class:  (i) authorize any Senior Units; (ii) amend, alter or modify any of the provisions of this Certificate of Designation or the Partnership Agreement so as to adversely affect the holders of the 7.75%/8.00% Preferred Units; or (iii) issue to any holder of Common Units any Parity Units by way of exchange, distribution or similar transaction in respect of such Common Units, unless such exchange, distribution or similar transaction is for fair value (as determined in good faith by the General Partner).

SECTION 11.  Definitions.  The following terms shall have the respective meanings in this Section 11, and capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Partnership Agreement:

“Base Rate” shall mean an annual distribution per 7.75%/8.00% Preferred Unit equal to (i) 7.75% of the Liquidation Preference for the period beginning from the Issue Date and ending December 31, 2004, (ii) 8.00% of the Liquidation Preference for the period beginning January 1, 2005 and ending December 31, 2009, (iii) 10.00% of the Liquidation Preference for the period beginning January 1, 2010 and ending December 31, 2010, and (iv) 12.00% of the Liquidation Preference thereafter.

“Business Day” shall mean any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Indianapolis, Indiana, are authorized or required by law, regulation or executive order to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

“Distribution Payment Date” shall mean the last day of March, June, September and December, provided that if such day is not a Business Day, “Distribution Payment Date” shall mean the next succeeding Business Day.

“Determination Date” shall mean in connection with the calculation of accumulation of distributions for any calendar quarter, the fifteenth (15th) day of the first month of such calendar quarter.

“Issue Date” shall mean the date on which the 7.75%/8.00% Preferred Units are issued.

“LIBOR”  shall mean the rate per annum calculated as set forth below:

(i)            On each Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the “Index Maturity”), commencing on such Determination Date, which appears on Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Dow Jones Market Service (formerly Telerate) Page on that service for the purposes of displaying London interbank offered rates of major banks).  If no such offered rate appears, LIBOR with respect to the relevant accrual period will be determined as described in (ii) below.

(ii)              With respect to a Determination Date on which no such offered rate appears on Dow Jones Market Service (formerly Telerate) Page 3750 as described in (i) above, LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date.  If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, then LIBOR for such date will be obtained from the preceding Business Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

“Limited Partners” shall mean those Persons whose names are set forth on Exhibit A to the Partnership Agreement as Limited Partners, their permitted successors or assigns as limited partners, and/or any Person who, at the time of reference thereto, is a limited partner of the Operating Partnership.

“Partner(s)” shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Operating Partnership at the time of reference thereto.

“Partnership Units” shall mean the interest in the Operating Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in the Partnership Agreement and all distributions from the Operating Partnership, and its rights of management, consent, approval, or participation, if any, as provided in the Partnership Agreement. Partnership Units do not include preferred units.  Each Partner’s percentage ownership interest in the Operating Partnership shall be determined by dividing the number of Partnership Units then owned by such Partner by the total number of Partnership Units then outstanding.

“Permissible Transaction” shall have the meaning specified in the Contribution Agreement.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity.

ANNEX I

DISTRIBUTION RETURN AGREEMENT

Date:                       , 20

Simon Property Group, L.P.

National City Center

115 West Washington Street, Suite 15, East

Indianapolis, Indiana  46204

Dear Sirs:

The undersigned is a holder of 7.75%/8.00% Cumulative Redeemable Preferred Units (“Preferred Units”) of Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”).  On the date hereof, the undersigned has presented to the Operating Partnership                          (number) Preferred Units (the “Tendered Units”) for redemption (the “Redemption”); or (b) repurchase (the “Repurchase”) pursuant to their terms.  This letter agreement is being given in satisfaction of a condition to the Redemption or Repurchase, as applicable, of the Tendered Units.

The undersigned hereby agrees with the Operating Partnership that, in the event the undersigned receives any payment or distribution with respect to Tendered Units after their Redemption or Repurchase, as applicable, other than a payment or distribution required to be made in connection therewith, the undersigned will promptly remit such payment or distribution back to the Operating Partnership.

This letter agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to conflicts of laws principles.

Very truly yours,

(Name of Holder of Preferred Units)

By:
Name:
Title:

AGREED:

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

By:	SIMON PROPERTY GROUP, INC.,
a Delaware corporation, General Partner

By:
	Name:	Stephen E. Sterrett
	Title:	Executive Vice President

CERTIFICATE OF DESIGNATION

OF

6% SERIES I CONVERTIBLE PERPETUAL PREFERRED UNITS

OF

SIMON PROPERTY GROUP, L.P.

Pursuant to Articles 4.3(c) and 9.4 of the Seventh Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Operating Partnership”);

WHEREAS, it is currently contemplated that, pursuant to the Agreement and Plan of Merger, dated June 20, 2004, (the “Agreement of Merger”) between Simon Property Group, Inc. (the “Corporation”), the Operating Partnership, Simon Acquisition I, LLC, (“Merger Sub”), a wholly owned subsidiary of the Corporation, Simon Acquisition II, LLC (“L.P. Merger Sub”), an indirect wholly owned subsidiary of the Corporation, Chelsea Property Group, Inc., (the “Chelsea”), and CPG Partners, L.P., (“Chelsea L.P.”), each holder of a common unit of Chelsea L.P. will receive, in a transaction intended to qualify for non-recognition of any taxable gain or loss to such holder under Section 721(a) of the Internal Revenue Code, 0.6459 of a common partnership interest in the Operating Partnership and 0.6600 of a 6% Series I Convertible Perpetual Preferred Unit (as defined below) of the Operating Partnership, either upon a contribution of such common units of Chelsea L.P. or upon completion of a merger of L.P. Merger Sub with and into Chelsea L.P.;

WHEREAS, the Corporation, in its capacity as the managing general partner of the Operating Partnership (in such capacity, the “Managing General Partner”), has agreed to designate a series of preferred partnership units having the powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as set forth herein;

WHEREAS, the Managing General Partner has determined that it is in the best interests of the Operating Partnership and its partners to designate a new series of preferred units of the Operating Partnership;

NOW, THEREFORE, in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 27, 1999, by and among the Corporation, as managing general partner, SD Property Group, Inc., as a non-managing general partner, SPG Properties, Inc., as a non-managing general partner, and the limited partners named therein (as amended, the “Partnership Agreement”), the Managing General Partner hereby designates a series of preferred units and fixes the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a new series of preferred units as follows:

SECTION 1.  Number and Designation.  19,000,000 units of preferred units of the Operating Partnership shall be designated as the “6% Series I Convertible Perpetual Preferred Units” (the “Series I Preferred Units”).

SECTION 2.  Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Partnership Agreement, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designation.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its subsidiaries or any of the Corporation’s employee benefit plans;

(b)           the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation, other than: (i) any transaction pursuant to which holders of the Corporation’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction and (ii) any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(c)           during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors of the Corporation, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or

(d)           the Corporation adopts a plan of liquidation or dissolution.

“Change of Control Purchase Date” shall have the meaning assigned to it in Section 11(a) hereof.

“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Board of Directors of the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate, which determination shall be conclusive. The Closing Sale Price shall be determined without reference to any extended or after hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.

“Common Units” shall mean the Partnership Units (as defined in the Partnership Agreement).

“Computation Date” shall have the meaning assigned to it in Section 10(c) hereof.

“Conversion Price” per unit of the Series I Preferred Units means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per unit of the Series I Preferred Units means 0.783 of a Common Unit, subject to adjustment pursuant to Section 8 hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the ex-date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Distribution Payment Date” means February 28, May 31, August 31 and November 30 of each year, commencing November 30, 2004, or if any such date is not a Business Day, on the next succeeding Business Day.

“Distribution Period” means the period beginning on, and including, a Distribution Payment Date and ending on, and excluding, the immediately succeeding Distribution Payment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Option” shall have the meaning assigned to it in Section 10(a) hereof.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Junior Units” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Managing General Partner” shall have the meaning assigned to it in the preamble to this Certificate.

“Notice of Exchange” shall have the meaning assigned to it in Section 10(a) hereof.

“Offered Units” shall have the meaning assigned to it in Section 10(a) hereof.

“Offered Units Purchase Price” shall have the meaning assigned to it in Section 10(c) hereof.

“Outstanding” means, when used with respect to Series I Preferred Units, as of any date of determination, all Series I Preferred Units outstanding as of such date; provided, however, that, if such Series I Preferred Units are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Redemption Price for such Series I Preferred Units to be redeemed has been paid, then immediately after such Redemption Date such Series I Preferred Units shall cease to be Outstanding; provided further that, in determining whether the holders of Series I Preferred Units have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series I Preferred Units owned by the Operating Partnership, the Corporation or any of their Affiliates shall be deemed not to be Outstanding.

“Parity Units” shall have the meaning assigned to it in Section 3(b) hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” means an amount equal to 100% of the Liquidation Preference per Series I Preferred Unit being purchased, plus an amount equal to any accumulated and unpaid distributions, if any (whether or not declared), thereon to, but excluding, the Change of Control Purchase Date; provided that if a Change of Control Purchase Date falls after a Record Date and on or prior to the corresponding Distribution Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per Series I Preferred Unit being purchased and will not include any amount in respect of distributions declared and payable on such corresponding Distribution Payment Date.

“Record Date” means not more than 60 days and not less than 10 days preceding the applicable Distribution Payment Date, as shall be fixed by the Managing General Partner.

“Redemption Date” means a date that is fixed for redemption of the Series I Preferred Units by the Operating Partnership in accordance with Section 6 hereof.

“Redemption Price” means an amount equal to 100% of the Liquidation Preference per Series I Preferred Unit being redeemed, plus an amount equal to all accumulated and unpaid distributions, if any (whether or not declared), thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Distribution Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per Series I Preferred Unit being redeemed and will not include any amount in respect of distributions declared and payable on such corresponding Distribution Payment Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Units” shall have the meaning assigned to it in Section 3(c) hereof.

“Series I Preferred Stock” means the 6% Series I Convertible Perpetual Preferred Stock of the Corporation.

“Settlement Date” shall have the meaning assigned to it in Section 10(d) hereof.

“6%  Preferred Units” shall have the meaning assigned to it in Section 1 hereof.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

SECTION 3.  Rank.  The Series I Preferred Units shall, with respect to distribution rights and rights upon liquidation, winding-up or dissolution, rank:

(a)           senior to the Common Units and any other equity securities of the Operating Partnership which by their terms expressly provide that such equity securities rank junior to the Series I Preferred Units as to distribution rights and rights on liquidation, winding up and dissolution of the Operating Partnership (together with the Common Units, the “Junior Units”);

(b)           on a parity with any other preferred units which are not by their terms junior or senior to the Series I Preferred Units, including, without limitation, the 6.50% Series B Convertible Preferred Units, 8.00% Series E Cumulative Redeemable Preferred Units, 8 ¾% Series F Cumulative Redeemable Preferred Units, 7.89% Series G Cumulative Step-up Premium Rate Preferred Units, 7.00% Cumulative Convertible Preferred Units, and 8.00% Cumulative Redeemable Preferred Units, which are the only preferred units of the Operating Partnership authorized as of the date hereof (the “Parity Units”); and

(c)           junior to each class or series of units of the Operating Partnership, the terms of which expressly provide that such class or series ranks senior to the Series I Preferred Units as to distribution rights and rights on liquidation, winding-up and dissolution of the Operating Partnership (the “Senior Units”).

SECTION 4.  Distributions.

(a)           Holders of Series I Preferred Units shall be entitled to receive, when, as and if declared by the Managing General Partner, out of funds legally available for the payment of distributions, cash distributions on each unit of Series I Preferred Units at the annual rate of 6% of the Liquidation Preference per unit.  Such distributions shall be payable in arrears in equal amounts quarterly on each Distribution Payment Date, beginning November 30,

2004, in preference to and in priority over distribution on any Junior Units but subject to the rights of any holders of Senior Units or Parity Units.

(b)           Distributions shall be cumulative from the initial date of issuance or the last Distribution Payment Date for which accumulated distributions were paid, whichever is later, whether or not funds of the Operating Partnership are legally available for the payment of such distributions.  Each such distribution shall be payable to the holders of record of Series I Preferred Units, as they appear on the Operating Partnership’s books and records at the close of business on a Record Date.  Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not more than 60 days preceding the payment date thereof, as may be fixed by the Managing General Partner.

(c)           Accumulated and unpaid distributions for any past Distribution Period (whether or not declared) shall cumulate at the annual rate of 6% and shall be payable in the manner set forth in this Section 4.

(d)           The amount of distributions payable for each full Distribution Period for the Series I Preferred Units shall be computed by dividing the annual distribution rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series I Preferred Units shall be computed on the basis of 30-day months and a 12-month year. Holders of Series I Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series I Preferred Units.

(e)           No distribution shall be declared or paid, or funds set apart for the payment of any distribution, whether in cash, obligations or units of the Operating Partnership or other property, directly or indirectly, upon any Junior Units or Parity Units, nor shall any units of Junior Units or Parity Units be redeemed, repurchased or otherwise acquired for consideration by the Operating Partnership through a sinking fund or otherwise, unless all accumulated and unpaid distributions (whether or not declared), if any, through the most recent Distribution Payment Date (whether or not there are funds of the Operating Partnership legally available for the payment of distributions) on the Series I Preferred Units and any Parity Units have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(e) to the contrary, the Operating Partnership may redeem, repurchase or otherwise acquire for consideration Series I Preferred Units and Parity Units pursuant to a purchase or exchange offer made on the same terms to all holders of such Series I Preferred Units and Parity Units. When distributions are not paid in full, as aforesaid, upon the Series I Preferred Units, all distributions declared on the Series I Preferred Units and any other Parity Units shall be paid either (A) pro rata so that the amount of distributions so declared on the Series I Preferred Units and each such other class or series of Parity Units shall in all cases bear to each other the same ratio as accumulated distributions on the Series I Preferred Units and such class or series of Parity Units bear to each other or (B) on another basis that is at least as favorable to the holders of the Series I Preferred Units entitled to receive such distributions.

SECTION 5.  Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding-up of the Operating Partnership, whether voluntary or involuntary, before any payment or distribution of the Operating Partnership’s assets shall be made to or set apart for the holders of Junior Units, holders of Series I Preferred Units shall be entitled to receive $50.00 per unit of Series I Preferred Units (the “Liquidation Preference”) plus an amount equal to all distributions (whether or not declared) accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Operating Partnership.  If, upon any liquidation, dissolution or winding-up of the Operating Partnership, the Operating Partnership’s assets, or proceeds thereof, distributable among the holders of Series I Preferred Units are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series I Preferred Units and any other Parity Units ratably in proportion to the respective amounts that would be payable on such Series I Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full.

(b)           Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Operating Partnership’s property or assets, nor the consolidation, merger or amalgamation of the Operating Partnership with or into any person or the consolidation, merger or amalgamation of any person with or into the Operating Partnership shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership.

(c)           After payment has been made in full to the holders of the Series I Preferred Units, as provided in this Section 5, holders of Series I Preferred Units shall have no right or claim to any remaining assets of the Operating Partnership.

SECTION 6.  Optional Redemption of the Series I Preferred Units.  Units of Series I Preferred Units shall be redeemable by the Operating Partnership in accordance with this Section 6.

(a)           The Operating Partnership may not redeem any Series I Preferred Units before October 14, 2009.  On or after October 14, 2009, the Operating Partnership shall have the option to redeem, subject to Section 6(g) hereof, for cash only (i) some or all the Series I Preferred Units at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Operating Partnership gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day and (ii) all the Outstanding Series I Preferred Units at the Redemption Price, but only if, on any Distribution Payment Date, the total number of Outstanding Series I Preferred Units is less than 15% of the total number of Outstanding Series I Preferred Units on October 14, 2004.

(b)           In the event the Operating Partnership elects to redeem any Series I Preferred Units, the Operating Partnership shall:

(i)            send a written notice by first class mail to each holder of record of the Series I Preferred Units at such holder’s registered address, not fewer than 20 nor more than 90 days prior to the Redemption Date, stating:

(A)          the Redemption Date;

(B)           the Redemption Price;

(C)           the Conversion Price and the Conversion Rate;

(D)          that Series I Preferred Units called for redemption may be converted into Common Units at any time before 5:00 p.m., New York City time on the second Business Day immediately preceding the Redemption Date;

(E)           that holders who want to convert Series I Preferred Units into Common Units must satisfy the requirements set forth in Section 7 of this Certificate;

(F)           if fewer than all the Outstanding units of the Series I Preferred Units are to be redeemed by the Operating Partnership, the number of units to be redeemed;

(G)           that, unless the Operating Partnership defaults in making payment of such Redemption Price, distributions in respect of the Series I Preferred Units called for redemption will cease to accumulate on and after the Redemption Date; and

(H)          any other information the Operating Partnership wishes to present; and

(ii)           publish such information on the Corporation’s web site on the World Wide Web.

(c)           If the Operating Partnership calls for redemption Series I Preferred Units pursuant to the procedures set forth in Section 6(b) above, then, to the extent sufficient funds are legally available, the Operating Partnership shall pay the Redemption Price to holders of Series I Preferred Units called for redemption and outstanding on the Redemption Date.  Upon payment of the Redemption Price, the Series I Preferred Units so redeemed shall cease to be outstanding and shall be retired and cancelled on the books and records of the Operating Partnership.  Distributions shall cease to accumulate as of the Redemption Date on those Series I Preferred Units called for redemption and all rights of holders of such units shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.

(d)           If any Series I Preferred Units selected for partial redemption are submitted for conversion in part after such selection, such Series I Preferred Units submitted for conversion shall be deemed (so far as may be possible) to be a portion of the units selected for redemption.

(e)           If the Redemption Date falls after a Record Date and before the related Distribution Payment Date, holders of Series I Preferred Units at the close of business on that Record Date shall be entitled to receive the distribution payable on those units on the corresponding Distribution Payment Date.

(f)            If fewer than all the Outstanding Series I Preferred Units are to be redeemed, the number of units to be redeemed shall be determined by the Managing General Partner and the units to be redeemed shall be selected by lot, on a pro rata basis (with any fractional units being rounded to the nearest whole unit), or by any other method as may be determined by the Managing General Partner to be fair and appropriate.

(g)           Notwithstanding the foregoing provisions of this Section 6, unless full cumulative distributions (whether or not declared) on all Outstanding Series I Preferred Units and Parity Units have been paid or set apart for payment for all Distribution Periods terminating on or before the Redemption Date, none of the Series I Preferred Units shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Units and any Parity Units.

SECTION 7.  Conversion.

(a)           Right to Convert.  Each Series I Preferred Unit shall be convertible, only on or after the occurrence of one of the conversion triggering events described in Section 7(b), into a number of fully paid and non-assessable Common Units equal to the Conversion Rate in effect at such time. Notwithstanding the foregoing, if any Series I Preferred Units are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the Series I Preferred Units to be redeemed, at 5:00 p.m., New York City time, two Business Days immediately preceding the Redemption Date, unless the Operating Partnership shall default in the payment of the Redemption Price therefore, as provided herein.

(b)           A holder may convert Series I Preferred Units into Common Units:

(i)            if called for redemption pursuant to Section 6 hereof;

(ii)           if the Corporation is a party to a Change of Control, in which case each Series I Preferred Unit may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the

Change of Control until 15 days after the actual date of such Change of Control and, at such effective date, the right to convert the Series I Preferred Units into Common Units shall be changed into a right to convert such Series I Preferred Units into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted such Series I Preferred Units immediately prior to the transaction; or

(iii)          during any fiscal quarter after the fiscal quarter ending December 31, 2004 (and only during such fiscal quarter) if the Closing Sale Price of Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 125% of the Conversion Price on such Trading Day.  If this Closing Sale Price condition is not satisfied at the end of any fiscal quarter, then conversion pursuant to this Section 7(b)(iii) will not be permitted in the following fiscal quarter. The Managing General Partner shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 7(b)(iii) whether the Closing Sale Price exceeds 125% of the Conversion Price and whether the Series I Preferred Units shall be convertible as a result of the occurrence of the event set forth in this Section 7(b)(iii).  Upon determination that holders of Series I Preferred Units are or will be entitled to convert their units into Common Units in accordance with the provisions of  this Section 7(b)(iii), the Operating Partnership will mail a written notice to the holders thereof and publish such information on the Corporation’s website on the World Wide Web.

(c)  Conversion Procedures.  Conversion of Series I Preferred Units may be effected by any holder thereof upon the surrender to the Operating Partnership, at the principal office of the Operating Partnership a complete and manually signed Notice of Conversion (in the form included as Exhibit A to this Certificate) along with, if required pursuant to Section 7(d), funds equal to the distribution payable on the next Distribution Payment Date.  In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Units in such name or names (or proof that no such taxes are payable).  Other than such taxes, the Operating Partnership shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance of Common Units upon conversion of Series I Preferred Units pursuant hereto.  The conversion of the Series I Preferred Units will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such Notice of Conversion is received and all required transfer taxes, if any, are paid (or the demonstration to the satisfaction of the Operating Partnership that such taxes have been paid) and shall be recorded on the books and records of the Operating Partnership as of such Conversion Date.  The Operating Partnership shall promptly, and in any event within five Business Days after receipt of a Notice of Conversion from a holder of Series I Preferred Units, notify such holder of the effectiveness of such conversion in writing to such holder’s address set forth on the books and records of the Operating Partnership (or that such conversion was not given effect due to a failure to satisfy the conditions for conversion set forth in this Section 7).

(d)  Distribution and Other Payments Upon Conversion.  If a holder of Series I Preferred Units exercises conversion rights, such units will cease to accumulate distributions as of the end of the day immediately preceding the Conversion Date.  On conversion of the Series I Preferred Units, except for conversion during the period from the close of business on any Record Date corresponding to a Distribution Payment Date to the close of business on the Business Day immediately preceding such Distribution Payment Date, in which case the holder on such Distribution Record Date shall receive the distributions payable on such Distribution Payment Date, accumulated and unpaid distributions on the converted Series I Preferred Units shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through issuance of the Common Units (together with the cash payment, if any, in lieu of fractional units) in exchange for the Series I Preferred Units being converted pursuant to the provisions hereof.  Any Series I Preferred Units surrendered for conversion after the close of business on any Record Date for the payment of distributions declared and before the opening of business on the Distribution Payment Date corresponding to that Record Date must be accompanied by a payment to the Operating Partnership in cash of an amount equal to the distribution payable in respect of those units on such Distribution Payment Date; provided that a holder of Series I Preferred Units on a Record Date who converts such units into Common Units on the corresponding Distribution Payment Date shall be entitled to receive the distribution payable on such Series I Preferred Units on such Distribution Payment Date, and such holder need not include payment to the Operating Partnership of the amount of such distribution upon surrender of the Series I Preferred Units for conversion. Notwithstanding the foregoing, if Series I Preferred Units are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Distribution Payment Date and the Operating Partnership has called such Series I Preferred Units for redemption during such period, or the Operating Partnership has designated a Change of Control Purchase Date during such period, then, in each case, the holder who tenders such units for conversion shall receive the distribution payable on such Distribution Payment Date and need not include payment of the amount of such distribution upon surrender of such Series I Preferred Units for conversion.

(e)  Fractional Units.  In connection with the conversion of any Series I Preferred Units, no fractions of Common Units shall be issued, but the Operating Partnership shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(f)  Total Units.  If more than one Series I Preferred Unit shall be surrendered for conversion by the same holder at the same time, the number of full Common Units issuable on conversion of those Series I Preferred Units shall be computed on the basis of the total number of Series I Preferred Units so surrendered.

SECTION 8.  Conversion Rate Adjustments.

(a)           If the conversation rate of the Series I Preferred Stock of the Corporation set forth in the Certificate of Designations of the Series I Preferred Stock shall be adjusted at any time and from time to time on or after the date hereof, then, as of the date of such adjustment, the Conversion Rate for the Series I Preferred Units shall be similarly adjusted without the requirement of any further action by the Operating Partnership such that  the conversation rate of the Series I Preferred Stock and the Conversion Rate of the Series I Preferred Units shall at all times be equal and the same.

(b)           Whenever the Conversion Rate is adjusted as herein provided, the Operating Partnership shall promptly and in any event within 20 days after the effectiveness of such adjustment, deliver a notice to each holder of the Series I Preferred Units to such holder’s address as it appears on the books and records of the Operating Partnership setting forth the adjusted Conversion Rate, the date on which such adjustment became effective and a brief statement of the facts requiring such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 9.  Effect of Consolidation, Merger or Sale on Conversion Privilege.  (a)  If any of (i) any reclassification (other than a change in par value, or from par value to no par value, or from no par value to par value, and other than a subdivision or combination to which Section 8(c) of the Certificate of Designations of the Series I Preferred Stock applies) of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Corporation with another Person, in each case as a result of which holders of Common Units shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Units, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Units shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Units, then each Series I Preferred Unit shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Units issuable upon conversion of such Series I Preferred Units immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Units did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Unit in respect of which such rights of election shall not have been exercised (“non-electing unit”), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing unit shall be deemed to be the kind and amount so receivable per unit by a plurality of the non-electing units).

(b)           The Operating Partnership shall cause notice of the application of this Section 9 to be delivered to each holder of the Series I Preferred Units at the address of such holder as it appears on the books and records of the Operating Partnership within twenty (20) days after the occurrence of any of the events specified in Section 9(a) and shall publish such information on the Corporation’s web site on the World Wide Web.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 9.

(c)           The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

SECTION 10.  Optional Exchange for Shares of Series I Preferred Stock.

(a)           A holder of Series I Preferred Units may exchange all or any number of such holder’s Series I Preferred Units for an equal number of shares of Series I Preferred Stock or cash, as selected by the Managing General Partner, upon the terms and subject to the conditions set forth in this Section 10 (the “Exchange Option”).  The Exchange Option may be exercised by a Limited Partner, on the terms and subject to the conditions and restrictions contained in this Section 10, upon delivery to the Managing General Partner of a notice in the form of Exhibit B (a “Notice of Exchange”), which notice shall specify the number of such holder’s Series I Preferred Units to be exchanged (the “Offered Units”).  Once delivered, the Notice of Exchange shall be irrevocable, subject to payment by the Managing General Partner or the Partnership of the Offered Units Purchase Price for the Offered Units in accordance with the terms hereof.  In the event the Managing General Partner elects to cause the Offered Units to be exchanged for cash, the Managing General Partner shall effect such exchange by causing the Partnership to redeem the Offered Units for cash.

(b)           If a Notice of Exchange is delivered to the Managing General Partner but, as a result of the Ownership Limit (as defined in the Partnership Agreement) or as a result of other restrictions contained in the Charter of the Managing General Partner, the Exchange Option cannot be exercised in full for shares of Series I Preferred Stock, the Notice of Exchange, if the Offered Units Purchase Price is to be payable in shares of Series I Preferred Stock, shall be deemed to be modified such that the Exchange Option shall be exercised only to the extent permitted under the Ownership Limit or under other restrictions in the Charter of the Managing General Partner.

(c)           The purchase price (“Offered Units Purchase Price”) payable to a tendering holder of Series I Preferred Units shall be equal to the Closing Sale Price of the Series I Preferred Stock multiplied by the number of Offered Units computed as of the date on which the Notice of Exchange was delivered to the Managing General Partner (the “Computation Date”).  The Offered Units Purchase Price for the Offered Units shall be payable, at the option of the Managing General Partner, by causing the Partnership to redeem the Offered Units for cash in the amount of the Offered Units Purchase Price, or by the issuance by the Managing General Partner of the number of shares of Series I Preferred Stock equal to the number of Offered Units (adjusted as appropriate to account for stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of the Offered Units in the manner specified in Section 10(f)(ii) below).

(d)           The closing of the acquisition or redemption of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the Managing General Partner, on the date agreed to by the Managing General Partner and the relevant holder of Series I Preferred Units, which date (the “Settlement Date”) shall in no event be on a date which is later than ten (10) days after the date of the Notice of Exchange.  Until the Settlement Date, each tendering holder of Series I Preferred Units shall continue to own his Offered Units, and will continue to be treated as the holder of such Offered Units for all purposes of this Certificate of Designations and the Partnership Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions.  Offered Units will be transferred to the Managing General Partner only upon receipt by the tendering holder of Series I Preferred Units of shares of Series I Preferred Stock or cash in payment in full therefor.

(e)           At the closing of the purchase and sale or redemption of Offered Units, payment of the Offered Units Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the tendering holder of Series I Preferred Units with respect to its due authority to sell all of the right, title and interest in and to such Offered Units to the Managing General Partner or the Partnership, as applicable, and with respect to the ownership by the holder of such Offered Units, free and clear of all Liens, and (B) the Managing General Partner with respect to its due authority to acquire such Offered Units for shares of Series I Preferred Stock or to cause the Partnership to redeem such Offered Units for cash and, in the case of payment by shares of Series I Preferred Stock, (ii) a stock certificate or certificates evidencing the shares of Series I Preferred Stock to be issued and registered in the name of the holder or its designee.

(f)            To facilitate the Managing General Partner’s ability fully to perform its obligations hereunder, the Managing General Partner covenants and agrees as follows:

(i)            The Managing General Partner shall (A) reserve for issuance such number of shares of Series I Preferred Stock as may be necessary to enable the Managing General Partner to issue such shares in full payment of the Offered Units Purchase Price in regard to all Series I Preferred Units which are from time to time outstanding, (B) prior to the delivery of any securities that the Managing General Partner may be obligated to deliver upon exercise of the Exchange Option, comply with all applicable federal and state laws and regulations that require action to be taken by the Managing General Partner in connection with such delivery, (C) use its commercially reasonable best efforts to ensure that any shares of Series I Preferred Stock delivered upon exercise of the Exchange Option will, upon delivery, be listed on the New York Stock Exchange (or such other national exchange, if any, on which the Series I Preferred Stock is then listed), and (D) ensure that all shares of Series I Preferred Stock delivered upon exercise of the Exchange Option will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(ii)           Under no circumstances shall the Managing General Partner declare any stock dividend, stock split, stock distribution or the like (whether as to the Series I Preferred Units or the Series I Preferred Stock), unless fair and equitable arrangements are provided, to the extent necessary, fully to adjust, and to avoid any dilution in, the Exchange option of any holder of Series I Preferred Units under this Certificate of Designation.

(g)           Each of holder of Series I Preferred Units covenants and agrees with the Managing General Partner that all Offered Units tendered to the Managing General Partner or the Partnership, as the case may be, in accordance with the exercise of the Exchange Option shall be delivered free and clear of all Liens and should any Liens exist or arise with respect to such Offered Units, the Managing General Partner or the Partnership, as the case may be, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Managing General Partner has elected to cause the Partnership to pay such portion of the Offered Units Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Offered Units Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any transfer tax is payable by a holder of Offered Units as a result of a transfer of Offered Units pursuant to the exercise of such holder’s Exchange Option, such holder shall pay such transfer tax.

(h)           If a holder of Series I Preferred Units shall exchange any Series I Preferred Units for shares of Series I Preferred Stock pursuant to this Section 10 on or prior to the Record Date for any distribution to be made on such Series I Preferred Units, in accordance with the Charter of the Managing General Partner such holder of Series I Preferred Units will be entitled to receive the corresponding distribution to be paid on such shares of Series I Preferred Stock and shall not be entitled to receive the distribution made by the Partnership in respect of the exchanged Series I Preferred Units.

(i)            In the event that the Managing General Partner elects to redeem all or any portion of the Series I Preferred Stock, the Managing General Partner shall deliver a copy of the notice of redemption required by Section 6(b) of the Certificate of Designations of the Series I Preferred Stock to each holder of Series I Preferred Units.  Such notice shall be delivered to the holders of Series I Preferred Units at the same time such notice is delivered to the holders of the Series I Preferred Stock.  Upon receipt of such notice, if a holder of Series I Preferred Units elects to exercise its Exchange Option and receives shares of Series I Preferred Stock in connection therewith on a Settlement Date that occurs prior to the specified redemption date for the Series I Preferred Stock, then, if such shares of Series I Preferred Stock remain outstanding as of such redemption date, such holder shall be entitled to participate in such redemption with respect to such shares of  Series I Preferred Stock.

SECTION 11.  Change of Control.

(a)  Repurchase Right.  If there shall occur a Change of Control, Series I Preferred Units shall be purchased, subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 11(c), by the Operating Partnership at the option of the holders thereof as of the date specified by the Operating Partnership (the “Change of Control Purchase Date”) that is not less than 30 calendar days nor more than 60 calendar days after the mailing of written notice of the Change of Control pursuant to Section 11(b) below.  The Purchase Price shall be paid in cash.

(b)  Notice to Holders.  As promptly as practicable thereafter but not later than 20 days after the occurrence of a Change of Control, the Operating Partnership shall mail a written notice of the Change of Control to each holder at such holder’s address set forth on the books and records of the Operating Partnership and publish such notice on the Corporation’s web site on the World Wide Web.  The notice shall include the form of a Change of Control Purchase Notice (as defined in Section 11(c) below) to be completed by the holder and shall state:

(i)            the date of such Change of Control and, briefly, the events causing such Change of Control;

(ii)           the date by which the Change of Control Purchase Notice pursuant to this Section must be given;

(iii)          the Change of Control Purchase Date;

(iv)          the Conversion Rate and any adjustments thereto;

(v)           that Series I Preferred Units as to which a Change of Control Purchase Notice has been given may not thereafter be converted into Common Units; and

(vi)          the procedures that the holder of Series I Preferred Units must follow to exercise rights under this Section 11.

(c)  Conditions to Purchase.  (i) A holder of Series I Preferred Units may exercise its rights specified in Section 11(a) upon delivery of a written notice (which shall be in substantially the form included as Exhibit C to this Certificate and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Change of Control Purchase Notice”) to the Operating Partnership at any time prior to the close of business on the Business Day immediately before the Change of Control Purchase Date.

(ii)           Any purchase by the Operating Partnership contemplated pursuant to the provisions of this Section 11(c) shall be consummated by the delivery of the consideration to be received by the holder promptly following the Change of Control Purchase Date.

(d)  Effect of Change of Control Purchase Notice.  Upon receipt by the Operating Partnership of a valid Change of Control Purchase Notice, the holder of Series I Preferred Units in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive the Purchase Price with respect to such Series I Preferred Units.  Such Purchase Price shall be paid to such holder promptly on the Change of Control Purchase Date with respect to such Series I Preferred Units.  Any Series I Preferred Units in respect of which a Change of Control Purchase Notice has been given by the holder thereof may not be converted into Common Units on or after the date of the delivery of such Change of Control Purchase Notice

(e)  Cancellation of Series I Preferred Units.  Upon the payment of the Purchase Price to a holder of Series I Preferred Units electing to have his Series I Preferred Units purchased pursuant to this Section 11, such Series I Preferred Units shall be retired and canceled, distributions will cease to accrue and all other rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid), in each case on and as of the Change of Control Purchase Date.

SECTION 12.  Voting Rights.

(a)           The holders of record the Series I Preferred Units shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Partnership Agreement, or as otherwise provided by law.

(b)           The affirmative consent or approval of holders of at least two-thirds of the outstanding Series I Preferred Units, voting as a single class, shall be required to alter, repeal or amend any provisions of the Partnership Agreement or this Certificate, whether by merger, consolidation, combination, reclassification or otherwise (an “Event”), if the amendment would materially and adversely affect the rights, powers, or preferences of the holders of Series I Preferred Units; provided, however, that (i) an Event will not be deemed to materially and adversely affect such rights, powers or preferences, in each such case, where each Series I Preferred Units remains outstanding without a material change to its terms and rights or is converted into or exchanged for preferred units of the surviving entity having preferences, conversion and other rights, privileges, voting powers, restrictions, limitations and terms or conditions of redemption thereof identical to that of a Series I Preferred Unit; (ii) any increase in the amount of the authorized Common Units or Parity Units or the creation and issuance of any class or series of Common Units, other Junior Units or Parity Units will not be deemed to materially and adversely affect such rights, powers or preferences; and (iii) the creation of, or increase in the authorized number of, units of any class or series of Senior Units shall be deemed to materially and adversely affect such rights, powers and preferences.

SECTION 13.  Restrictions On Transfer.  The Series I Preferred Units shall be subject to the restrictions on transfer set forth in Sections 9.3 and 9.5 of the Partnership Agreement of the Operating Partnership as if such units were “Partnership Units”.  Any transfer or attempted transfer (direct or indirect) in violation of the provisions of this Section 13 shall be null and void.

SECTION 14.  Currency.  All Series I Preferred Units shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$” or “dollars” refer to U.S. currency.

SECTION 15.  Headings.  The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Holder in Order to Convert

the 6% Series I Convertible Perpetual Preferred Units)

The undersigned hereby irrevocably elects to convert (the “Conversion”)              units of 6% Series I Convertible Perpetual Preferred Units (the “Series I Preferred Units”) into Common Units of Simon Property Group, L.P. (the “Operating Partnership”) according to the conditions of the Certificate of Designation establishing the terms of the Series I Preferred Units (the “Certificate of Designation”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned shall designate such persons name below and will pay all transfer taxes payable with respect thereto (unless it can be established that no such taxes are payable).  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The Operating Partnership is not required to issue Common Units unless the conditions for conversion of the Series I Preferred Units set forth in Section 7(b) of the Certificate of Designation have been satisfied.  If the foregoing conditions have been satisfied, the Operating Partnership shall issue Common Units to the undersigned (or its designee identified below) on the books and records of the Operating Partnership effective upon receipt of this Notice of Conversion and shall, within 5 Business Days of receipt of this Notice of Conversion, notify such holder of the effectiveness of such conversion in writing to such holder’s address set forth on the books and records of the Operating Partnership.  If the aforementioned conditions to conversion have not been satisfied, the Operating Partnership shall promptly notify the undersigned in writing.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Rate:

Number of Series I Preferred Units to be Converted:

Number of Common Units to be Issued:

Signature:

Name:	Name of Transferee (if applicable):

Address:(1)

Fax No.:

(1)           Address of the holder where any notices and payments shall be sent by the Operating Partnership.

EXHIBIT B

NOTICE OF EXCHANGE

(To be Executed by the Holder in Order to Exchange
6% Series I Convertible Perpetual Preferred Units for
Series I Convertible Perpetual Preferred Stock of Simon Property Group, Inc.)

Date:

The undersigned hereby irrevocably elects to exchange              6% Series I Convertible Perpetual Preferred Units (the “Series I Preferred Units”) of Simon Property Group, L.P. (the “Operating Partnership”) into that number of shares of 6% Series I Convertible Perpetual Preferred Stock (the “Series I Preferred Stock”) of Simon Property Group, Inc. (the “Managing General Partner”) in accordance with the Certificate of Designation establishing the terms of the Series I Preferred Units (the “Certificate of Designation”), effective as of the date written below or such later date as may be determined by the Managing General Partner in accordance with the Certificate of Designation).  If shares are to be issued in the name of a person other than the undersigned, the undersigned shall designate such person’s name below and will pay all transfer taxes payable with respect thereto (unless it can be established that no such taxes are payable).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Proposed Effective Date of Exchange (1):

Number of Series I Preferred Units to be exchanged:

Signature:

Name:	Name of Transferee (if applicable):

Address:(2)

Fax No.:

(1)           As may be agreed by the Managing General Partner in accordance with Section 10(d) of the Certificate of Designation.

(2)           Address of the holder where notices and payments shall be sent by the Operating Partnership.

EXHIBIT C

FORM OF NOTICE OF ELECTION OF REDEMPTION

UPON A CHANGE OF CONTROL

Simon Property Group, L.P.

115 West Washington Street, Suite 15 East

Indianapolis, Indiana 46204

Attn:  General Counsel

Re:          Simon Property Group, L.P.
6% Series I Convertible Perpetual Preferred Units
(the “Series I Preferred Units”)

The undersigned hereby irrevocably acknowledges receipt of a notice from Simon Property Group, L.P. (the “Operating Partnership”) as to the occurrence of a Change of Control with respect to Simon Property Group, Inc. and requests and instructs the Operating Partnership to purchase              Series I Preferred Units in accordance with the terms of the Certificate of Designation at the Purchase Price.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designation.

Dated:

Signature(s):

Print Name and Address:

Social Security or Other Taxpayer Identification Number: